SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

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☐    Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CEC Entertainment, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CEC ENTERTAINMENT, INC.

4441 West Airport Freeway

Irving, Texas 75062

(972) 258-8507

April 24, 2003

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of CEC Entertainment, Inc. to be held at 9:00 a.m. local time, Thursday, May 29, 2003, at the Harvey Hotel located at 4545 West John Carpenter Freeway, Irving, Texas.

At the meeting you will be asked to re-elect three current directors, to approve a change in the Company’s state of incorporation from Kansas to Delaware, to authorize an amendment to the Company’s 1997 Non-Statutory Stock Option Plan, and to transact such other business as may properly come before the meeting.

The formal Notice of the Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the Annual Meeting. You may vote over the internet, as well as by telephone or by mailing a proxy card. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions with the proxy card regarding each of these voting options.

Thank you for your continued support of and interest in CEC Entertainment, Inc.

Sincerely,

RICHARD M. FRANK
Chairman and Chief Executive Officer

CEC ENTERTAINMENT, INC.

4441 West Airport Freeway

Irving, Texas 75062

(972) 258-8507

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2003

To the Stockholders of

CEC Entertainment, Inc.:

Notice is hereby given that the annual meeting of stockholders of CEC Entertainment, Inc., a Kansas corporation (the “Company”), will be held at the Harvey Hotel located at 4545 West John Carpenter Freeway, Irving, Texas on May 29, 2003, at 9:00 a.m. local time, for the following purposes:

1.	To re-elect three Class III directors to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To approve a change in the Company’s state of incorporation from Kansas to Delaware by merging the Company with a newly formed, wholly owned subsidiary;

3.	To authorize an amendment to the Company’s 1997 Non-Statutory Stock Option Plan; and

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 10, 2003 are entitled to notice of, and to vote at, the meeting, and any adjournments or postponements thereof. A list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, at 4441 West Airport Freeway, Irving, Texas. The list shall also be available for examination during the meeting by any stockholder who is present at the meeting.

It is desirable that as large a proportion as possible of the stockholders’ interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to vote as soon as possible so that your shares may be voted in accordance with your wishes. The giving of such proxy will not affect your right to revoke it later or vote in person in the event that you should attend the meeting.

To make it easier for you to vote, internet and telephone voting is available. The instructions included with the proxy card describe how to use these services. Of course, if you prefer, you can vote through the mail service by completing the proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

MARSHALL R. FISCO, JR.
Secretary

Irving, Texas

April 24, 2003

CEC ENTERTAINMENT, INC.

4441 WEST AIRPORT FREEWAY

IRVING, TEXAS 75062

(972) 258-8507

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2003

This proxy statement is furnished to stockholders of CEC Entertainment, Inc., a Kansas corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at 9:00 a.m. local time, on May 29, 2003 at the Harvey Hotel located at 4545 West John Carpenter Freeway, Irving, Texas, and any adjournments or postponements thereof. Proxies in the form enclosed will be voted at the Annual Meeting, if completed in accordance with the instructions, tendered to the Company prior to the Annual Meeting and not revoked. A proxy may be revoked at any time before it is voted either by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. This proxy statement was first mailed or given to the Company’s stockholders on or about April 24, 2003.

OUTSTANDING CAPITAL STOCK

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is April 10, 2003. At the close of business on that date, the Company had issued and outstanding and entitled to receive notice of and vote at the Annual Meeting 27,071,447 shares of Common Stock, $0.10 par value (the “Common Stock”), and 46,593 shares of Class A Preferred Stock, $60 par value (the “Preferred Stock”). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.

ACTION TO BE TAKEN AT THE ANNUAL MEETING

The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted:

1.	To re-elect three Class III directors to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To approve a change in the Company’s state of incorporation from Kansas to Delaware through a merger with a wholly owned subsidiary;

3.	To authorize an amendment to the Company’s 1997 Non-Statutory Stock Option Plan; and

4.	To transact such other business as may properly come before the meeting.

Proxies will be voted for any proposals pending at the Annual Meeting, unless authorization to vote for a proposal is withheld or otherwise directed. Proxyholders will vote in accordance with duly completed and tendered proxies. Proxyholders will use their discretion to vote on any other matter or business that is brought before the Annual Meeting. The Board of Directors is not presently aware of any other matters or business to be brought before the Annual Meeting.

QUORUM AND VOTING

Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock and/or Preferred Stock held by them. A majority of the combined number of outstanding shares of Common Stock and Preferred Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting for purposes of electing directors and amending the Company’s 1997 Non-Statutory Stock Option Plan; a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Preferred Stock will constitute a quorum for purposes of acting on the proposed change in state of incorporation. If a quorum is not present or represented at the Annual Meeting, stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice, other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original date of the Annual Meeting.

Votes cast by proxy or in person shall be counted by a person or persons appointed by the Company to act as inspector of election for the Annual Meeting. The inspector of election will treat shares presented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will have the effect of a vote against the proposal to change the Company’s state of incorporation. Abstentions will have no effect on other proposals to be voted on at the Annual Meeting. Unless authorization to vote for a proposal pending at the Annual Meeting is withheld, if no direction is made for a vote cast by proxy, the proxy shall be voted for such proposals.

Broker non-votes occur where a broker holding shares in street name votes the shares on some proposals but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the shares, but are not permitted to vote on non-routine proposals. The missing votes on non-routine proposals are deemed to be “broker non-votes.” The inspector of election shall treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any proposal as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that proposal (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other proposals). Except for the purpose of determining the presence of a quorum, broker non-votes will have no effect on the outcome of the proposal to be voted on at the Meeting.

VOTE REQUIRED FOR APPROVAL

Proposal 1—Election of Directors—The three nominees receiving the greatest number of votes out of all votes cast for the election of directors will be elected.

Proposal 2—Change in State of Incorporation—The affirmative vote of holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, and the affirmative vote of holders of two-thirds of the outstanding shares of Preferred Stock, voting separately, will be required to approve the reincorporation proposal.

Proposal 3—Amendment to the 1997 Non-Statutory Stock Option Plan—The affirmative vote of a majority of the shares entitled to vote and present, in person or by proxy, at the Annual Meeting will be required to approve the amendment to the 1997 Non-Statutory Stock Option Plan.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the Annual Meeting. It may be revoked by filing with the Secretary of the Company, Marshall R. Fisco, Jr., CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062, a written notice of revocation or duly completed and tendered proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PRINCIPAL HOLDERS OF CAPITAL STOCK

The following table sets forth information, as of April 10, 2003, relating to the beneficial ownership of the Company’s Common Stock and Preferred Stock by: (i) each director and executive officer (as hereinafter defined) as of such date, (ii) the directors and the executive officers as a group (13 persons) as of such date, and (iii) each person, as that term is used in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock or Preferred Stock. Except as otherwise indicated, each of the persons named in the table is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock or Preferred Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock and Preferred Stock by directors and executive officers has been furnished by the respective directors and executive officers.

					Percentage of Class Outstanding
Name (and address for 5% beneficial owners)	Number of Shares of Common Stock		Number of Shares of Preferred Stock		Common Stock		Preferred Stock

Richard M. Frank	778,019	(A)	0		2.8%		0.0%

Michael H. Magusiak	316,322	(B)	0		1.1%		0.0%

J. Roger Cardinale	69,955	(D)	0		(C	)	0.0%

Rodney Carter	36,855	(E)	0		(C	)	0.0%

Gene F. Cramm, Jr.	35,336	(F)	0		(C	)	0.0%

Mark A. Flores	30,085	(G)	0		(C	)	0.0%

Richard T. Huston	116,787	(H)	0		(C	)	0.0%

Thomas W. Oliver	69,393	(I)	0		(C	)	0.0%

Tim T. Morris	6,625	(J)	0		(C	)	0.0%

Louis P. Neeb	3,750	(K)	0		(C	)	0.0%

Cynthia I. Pharr	7,650	(L)	0		(C	)	0.0%

Walter Tyree	7,500	(M)	0		(C	)	0.0%

Raymond Wooldridge	26,250	(N)	0		(C	)	0.0%

Directors and Executive Officers as a Group	1,504,527		0		5.4%		0.0%

FMR Corp. 82 Devonshire Street Boston, MA 02109	2,336,600	(O)	0		8.5%		0.0%

Massachusetts Financial Services Company 500 Boylston Street Boston, Massachusetts 02116	3,350,425	(P)	0		12.1%		0.0%

Neuberger Berman, Inc. 605 Third Avenue New York, New York 10158	2,242,349	(Q)	0		8.1%		0.0%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,511,600	(R)	0		5.5%		0.0%

AOL Time Warner, Inc. 75 Rockefeller Plaza New York, NY 10019	0		16,011	(S)	0.0%		35.1%

River Forest State Bank & Trust Co. 7727 West Lake Street River Forest, IL 60305	0		3,139	(T)	0.0%		6.9%

(Footnotes appear on the following pages)

(A)	Includes 559,000 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 588,500 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof. This number also includes 219,019 shares beneficially owned by Frank Family Trust A2 and Richard M. Frank Revocable Trust. Of his total shares, Mr. Frank has sole voting power and sole dispositive power over 219,019 shares.

(B)	Includes 199,500 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 500,500 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(C)	Constitutes less than 1% of the Company’s outstanding Common Stock.

(D)	Includes 69,955 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 144,410 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

(E)	Includes 36,855 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 137,285 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

(F)	Includes 35,336 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 144,725 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

(G)	Includes 30,085 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 123,625 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(H)	Includes 87,199 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 145,733 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(I)	Includes 69,393 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 139,798 shares purchasable pursuant to options issued under the Company’s Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(J)	Includes 5,625 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 9,250 shares purchasable pursuant to options issued under the Company’s Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(K)	Includes 3,750 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 9,250 shares purchasable pursuant to options issued under the Company’s Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(L)	Includes 7,500 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 9,250 shares purchasable pursuant to options issued under the Company’s Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(M)	Includes 3,750 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 9,250 shares purchasable pursuant to options issued under the Company’s Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(N)	Includes 7,500 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 9,250 shares purchasable pursuant to options issued under the Company’s Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(O)	Based upon information in Schedule 13G dated February 13, 2003. Of its total shares, FMR Corp. has sole voting power over 2,336,600 shares and sole dispositive power over 2,336,600 shares.

(P)	Based upon information in Schedule 13G/A dated February 13, 2003. Of its total shares, Massachusetts Financial Services Company has sole voting power over 2,327,765 shares and sole dispositive power over 2,350,425 shares.

(Q)	Based upon information in Schedule 13G/A dated February 13, 2003. Of its total shares, Neuberger Berman, Inc. has sole voting power over 3,000 shares and sole dispositive power over 0 shares.

(R)	Based upon information in Schedule 13G dated February 3, 2003. Of its total shares, T. Rowe Price Associates, Inc. has sole voting power over 250,400 shares and sole dispositive power over 1,511,600 shares.

(S)	Based on information in Schedule 13D/A dated January 11, 2001. Of its total shares, AOL Time Warner, Inc. has shared voting and dispositive power over 16,011 shares.

(T)	Based on information obtained from the Company’s Transfer Agent on April 10, 2003.

PROPOSAL 1:

ELECTION OF DIRECTORS

The terms of the Class III directors expire at the Annual Meeting in 2003. The Board of Directors has nominated Richard M. Frank, Tim T. Morris, and Louis P. Neeb for re-election at the Annual Meeting, to serve for a term of three years. Messrs. Frank, Morris and Neeb have expressed their intention to serve the entire term for which re-election is sought.

Directors will be elected by cumulative voting. To be elected as a director, a candidate must be among the three candidates who receive the most votes out of all votes cast for the election of directors at the Annual Meeting. See “Quorum and Voting.”

The following table lists the names and ages (as of April 10, 2003) of the director nominees and the other directors whose terms of office will continue after the Annual Meeting, the year in which each director was first elected as a director of the Company, the class to which each director has been or will be elected, and the Annual Meeting at which the term of each director will expire.

	Age	Director Since	Class	Term Expires
Nominee Directors

Richard M. Frank	55	1985	III	2003

Tim T. Morris	56	1997	III	2003

Louis P. Neeb	64	1994	III	2003

Continuing Directors

Michael H. Magusiak	47	1988	I	2004

Walter Tyree	51	1997	I	2004

Richard T. Huston	57	1999	II	2005

Cynthia I. Pharr	54	1994	II	2005

Raymond E. Wooldridge	64	1997	II	2005

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NAMED NOMINEES.

ADDITIONAL INFORMATION ABOUT THE EXECUTIVE OFFICERS, BOARD OF

DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

EXECUTIVE OFFICERS

The following table sets forth the names and certain other information regarding the executive officers of the Company as of April 10, 2003. The term “Company” when used in this Proxy Statement refers to CEC Entertainment, Inc. but may also, as the context may require, refer to CEC Entertainment, Inc. and its subsidiaries.

Name	Age	Position	Year First Elected as Executive Officer

Richard M. Frank	55	Chairman of the Board and Chief Executive Officer	1985

Michael H. Magusiak	47	President	1988

J. Roger Cardinale	43	Executive Vice President, Development and Purchasing	1999

Rodney Carter	45	Executive Vice President, Chief Financial Officer and Treasurer	2000

Gene F. Cramm, Jr.	45	Executive Vice President, Franchise, Games, Entertainment and Concept Evolution	1997

Mark A. Flores	45	Executive Vice President, Director of Operations	1999

Richard T. Huston	57	Executive Vice President, Marketing	1986

Thomas W. Oliver	63	Executive Vice President, General Counsel	2000

BUSINESS HISTORY OF EXECUTIVE OFFICERS AND DIRECTORS

A brief description of the business history of the directors and executive officers of the Company is provided below.

RICHARD M. FRANK has been Chairman of the Board and Chief Executive Officer of the Company since March 1986 and has been a Director of the Company since June 1985. He served as President and Chief Operating Officer from June 1985 until October 1988. He joined the Company in 1985.

MICHAEL H. MAGUSIAK was elected President of the Company in June 1994. He had previously served as Executive Vice President, Chief Financial Officer and Treasurer since June 1988. He has also served as a Director of the Company since 1988. He was Vice President of the Company from October 1987 to June 1988 and Controller of the Company from October 1987 to January 1989. He joined the Company in July 1987.

J. ROGER CARDINALE has served as Executive Vice President of the Company since December 1999. He assumed the duties of Director of Development in April 2000, Director of Real Estate in January 1999, and has served as Director of Purchasing since September 1990. Mr. Cardinale has held various positions with the Company since November 1986.

RODNEY CARTER has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since June 12, 2000. From 1998 to 2000 Mr. Carter was Chief Financial Officer of JCPenney Credit. From 1997 to 1998 Mr. Carter served as a Director, EVA Initiative, a project of J. C. Penney Company, Inc. From 1996 to 1997 Mr. Carter was a Senior Vice President, Chief Financial Officer and Treasurer of J. C. Penney Direct Marketing Services, Inc.

GENE F. CRAMM, JR. has served as Executive Vice President of the Company since September 1997. Prior to that time he had served as a Senior Vice President since September 1989. Mr. Cramm has held various positions with the Company since 1980, including Director of Franchise, Director of Construction, Director of Entertainment and Games, Senior Vice President, International Development and Special Projects, Senior Vice President, Operational Support, and Director of Purchasing.

MARK A. FLORES has served as Executive Vice President of the Company since May 1999. Prior to that he served as Senior Vice President of the Company since 1995 and Regional Manager of the Western Region since 1992. He joined the company in 1982.

RICHARD T. HUSTON has served as Executive Vice President of the Company since July 1986 and as Director of Marketing and Strategic Development since January 1993. He has also served as a Director of the Company since 1999. His responsibilities as an officer of the Company were expanded from June 1994 to March 1997 to include Entertainment as well as Marketing. He served as Director of Marketing and Development from October 1988 to January 1993. He served as Vice President from October 1985 to July 1986, and as Director of Marketing from October 1985 to October 1988. He joined the Company in 1985.

THOMAS W. OLIVER has served as Executive Vice President and General Counsel of the Company since March 2000. Prior to joining the Company, Mr. Oliver was a shareholder for 23 years in the Dallas office of the law firm of Winstead Sechrest and Minick. He joined the Company in 2000.

TIM T. MORRIS was elected as a Director of the Company in June 1997. Mr. Morris is currently the President of Morris Capital Management, LLC, an investment firm. From 1990 through 2002, Mr. Morris was the President of River Associates, LLC, an investment firm. From 1981 through 1990 Mr. Morris was an Office Managing Partner of Deloitte & Touche, an accounting firm. From 1977 through 1981 Mr. Morris was a Partner of Rogers, Morris, Millsaps & Underwood, CPA’s, an accounting firm. From 1968 through 1977 Mr. Morris was a Partner of Hazlett, Lewis & Bieter, CPA’s, an accounting firm.

LOUIS P. NEEB was elected as a Director of the Company in August 1994. Mr. Neeb has served as Chairman of the Board and Chief Executive Officer of Mexican Restaurants, Inc. (f/k/a Casa Ole’ Restaurants, Inc.) from October 1995 to the present. From August 1982 to present, Mr. Neeb has been President of Neeb Enterprises, Inc., a management consulting firm specializing in consulting to restaurant companies. From July 1991 through January 1994, Mr. Neeb was President and Chief Executive Officer of Spaghetti Warehouse, Inc. Mr. Neeb has had other extensive experience in the restaurant industry including serving as Chairman of the Board of Burger King Corporation. Mr. Neeb has also been a member of the Board of Directors of both the Franchise Finance Corporation of America, a publicly-traded real estate trust which provides real estate for restaurants from 1994 through 2001, and Silver Diner, Inc., a restaurant company, from 1994 to the present.

CYNTHIA I. PHARR was elected as a Director of the Company in August 1994. She is currently President and owner of C. Pharr & Company, a communications management consulting firm. She has served in that position since March 1993. From May 1989 through February 1993, Ms. Pharr was President and Chief Executive Officer of Tracy—Locke/Pharr P R, a public relations firm. From August 1986 through April 1989, she was President and owner of C. Pharr & Company, Inc. a public relations agency. Ms. Pharr had served as a member of the Board of Directors of Spaghetti Warehouse, Inc. from August 1991 until January 1999, and as Chairman of the Board of GuestCare, Inc., a privately held technology company, from February 1994 until June 1999.

WALTER TYREE was elected as a Director of the Company in June 1997. Mr. Tyree is currently Division President of Boston Chicken, Inc. Mr. Tyree has served in that position since October 1999. He previously held the position of Vice President of Operations for Boston Chicken from October 1998 until October 1999. Mr. Tyree had served as Chief Operating Officer of BCBM Southwest, Inc., a Boston Market franchisee, from January 1993 until October 1998. From 1980 to 1992, Mr. Tyree served in various positions with Steak and Ale, a restaurant company, most recently as a Regional Director.

RAYMOND E. WOOLDRIDGE was elected as a Director of the Company in June 1997. Mr. Wooldridge currently serves as a Director of Westwood Holdings Group, Inc., a New York Stock Exchange Company, a Director of D. A. Davidson & Co., a member of NASD and the Pacific Stock Exchange, Davidson Trust Company and Westwood Trust Company and Security Bank. Mr. Wooldridge also serves as Chairman of the Board of Trustees of the University of Dallas, as well as Chairman of the University’s Capital Campaign steering committee. Mr. Wooldridge has previously served as a member of the National Adjudicatory Committee of the National Securities Dealers Association—Regulation. Mr. Wooldridge has also served as Vice Chairman and Chairman of the Executive Committee of Southwest Securities Group, Inc., a publicly owned holding firm, from 1996 to 1999, and as President and Chief Operating Officer and Chief Executive Officer thereof from 1986 until 1996. Prior thereto, from 1964 through 1986, Mr. Wooldridge served in various positions with Eppler, Guerin and Turner, Inc., a regional brokerage and investment banking firm, most recently as the firm’s President and Chief Executive Officer.

Except as set forth above, none of the Directors of the Company hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Four (4) regularly scheduled and no special meetings of the Board of Directors were held during 2002. Each of the directors attended at least 75% of the meetings held by the Board of Directors, and by each committee on which he or she served in 2002.

The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, and a Stock Option Committee. The responsibilities and composition of each of these committees are described below.

The Executive Committee currently consists of four directors. The Executive Committee is responsible for assisting the Board of Directors in carrying out its duties and acts in the place of the Board of Directors when the Board of Directors is not in session and may exercise substantially all of the powers of the Board of Directors other than those powers specifically required by law or by the Company’s Bylaws to be exercised by the full Board of Directors. The Executive Committee (comprised of Ms. Pharr and Messrs. Frank, Magusiak and Neeb in 2002) held no meetings in 2002.

The Audit Committee currently consists of three directors, each of whom is independent as defined under the rules of the New York Stock Exchange and one of whom is an Audit Committee Financial Expert as defined under the rules of the Securities and Exchange Commission. The Audit Committee is responsible for carrying out various responsibilities relating to accounting, reporting practices, and the quality and integrity of the financial reports of the Company, as more completely described in the Audit Committee Charter. The Audit Committee (comprised of Ms. Pharr and Messrs. Morris and Wooldridge in 2002) held two (2) meetings in 2002.

The Compensation Committee currently consists of two directors. The Compensation Committee is responsible for recommending the compensation, including performance bonuses, payable to the Company’s executive officers, and recommending the performance bonuses for other employees of the Company. The Compensation Committee (comprised of Messrs. Neeb and Tyree in 2002) held one (1) formal and two (2) informal meetings in 2002.

The Nominating Committee currently consists of three directors. The Nominating Committee is responsible for recommending candidates for consideration by the full Board of Directors to fill any vacancies on the Board, which may occur from time to time. The Nominating Committee also considers sound and meritorious nomination suggestions for directors from stockholders. All letters of recommendation for nomination should be sent to the Corporate Secretary of the Company at its principal executive offices and should include, in addition to the nominee’s name and address, a listing of the nominee’s background and qualifications. A signed statement from the nominee should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee and that, if nominated by the Board of Directors and elected by the stockholders, he or she will serve as a director. The Nominating Committee (comprised of Messrs. Morris, Tyree and Wooldridge in 2002) held no meetings in 2002.

The Stock Option Committee currently consists of two directors who are responsible for administering the 1997 Non-Statutory Stock Option Plan. The Stock Option Committee (comprised of Messrs. Neeb and Tyree in 2002) held one (1) formal and three (3) informal meetings in 2002.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to the Chief Executive Officer and to each of the other most highly paid executive officers of the Company (the “Named Executive Officers”) for the for the fiscal years ended December 31, 2000, December 30, 2001 and December 29, 2002 (designated herein as fiscal years 2000, 2001 and 2002 respectively.)

		Annual Compensation				Long Term Compensation Awards
Name (and Principal Position)	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($) (A)	Restricted Stock Awards ($)	Securities Underlying Options (#)
Richard M. Frank (Chief Executive Officer)	2002 2001 2000	1,097,692 1,000,000 1,000,000	0 0 297,600	(B) (C) (D)	46,380 39,127 34,230	— — —	250,000 150,000 250,000

Michael H. Magusiak (President)	2002 2001 2000	448,846 400,000 400,000	0 0 103,659	(B) (C) (D)	26,874 29,364 23,491	— — —	100,000 150,000 50,000

Mark A. Flores (Executive Vice President)	2002 2001 2000	154,885 150,000 150,000	90,747 76,313 70,039	(B) (E) (F)	18,134 19,905 14,943	— — —	0 37,800 18,900

Richard T. Huston (Executive Vice President)	2002 2001 2000	182,000 182,000 182,000	0 0 40,622	(B) (C) (D)	24,792 27,315 19,829	— — —	15,000 50,000 22,932

Thomas W. Oliver (G) (Executive Vice President)	2002 2001 2000	180,000 180,000 147,462	0 8,308 95,692	(B) (C) (H)	17,518 19,242 17,281	— — —	10,000 50,000 64,191

(A)	Includes annual car allowances for: (i) Mr. Frank of $15,600 (in 2000, 2001 and 2002); (ii) Mr. Magusiak of $12,000 (in 2000, 2001 and 2002); (iii) Mr. Flores of $10,200 (in 2000, 2001 and 2002); (iv) Mr. Huston of $10,200 (in 2000, 2001 and 2002); and (v) Mr. Oliver of $8,500 (in 2000) and $10,200 (in 2001 and 2002).

(B)	Includes a bonus earned in 2002 and paid in 2003.

(C)	Includes a bonus earned in 2001 and paid in 2002.

(D)	Includes a bonus earned in 2000 and paid in 2001.

(E)	Includes bonuses of $66,844 earned and paid in 2001, and $9,469 earned in 2001 and paid in 2002.

(F)	Includes bonuses of $33,926 earned and paid in 2000, and $36,113 earned in 2000 and paid in 2001.

(G)	The amounts identified as part of Mr. Oliver’s Annual Compensation in fiscal year 2000 are actual amounts received. These amounts are less than his annualized compensation because his employment with the Company did not commence until March 2000.

(H)	Includes bonuses of $50,000 earned and paid in 2000, and $45,692 earned in 2000 and paid in 2001.

EMPLOYMENT AGREEMENTS

On November 13, 2000, Richard M. Frank entered into an employment agreement with the Company providing for a 5-year term commencing on January 1, 2001. Pursuant to the terms of the employment agreement, Mr. Frank receives an annual base salary of $1,000,000, a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan, 250,000 shares of the Company’s Common Stock issued under the Company’s 1997 Non-Statutory Stock Option Plan in the year 2000, and such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors. Effective January 1, 2002, the Compensation Committee of the Board of Directors increased Mr. Frank’s base salary to $1,100,000. Mr. Frank may also receive additional shares of the Company’s Common Stock issued under the Company’s 1997 Non-Statutory Stock Option Plan after the year 2000 in such amounts as determined by the Stock Option Committee.

On May 8, 2001, Michael H. Magusiak entered into an employment agreement with the Company providing for a five-year term commencing on January 1, 2001. Pursuant to the terms of the employment agreement, Mr. Magusiak receives an annual base salary of $400,000, a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan, 150,000 shares of the Company’s Common Stock issued under the Company’s 1997 Non-Statutory Stock Option Plan in the year 2001, and such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors. Effective January 1, 2002 and January 1, 2003, the Compensation Committee of the Board of Directors increased Mr. Magusiak’s base salary to $450,000 and $500,000, respectively. Mr. Magusiak may also receive additional shares of the Company’s Common Stock issued under the Company’s 1997 Non-Statutory Stock Option Plan after the year 2001 in such amounts as determined by the Stock Option Committee.

Under the terms of the respective employment agreements (the “Employment Agreements”), if Mr. Frank’s or Mr. Magusiak’s (the “Covered Executive(s)”) employment with the Company is terminated by the Company (other than as a result of death or “permanent disability,” as defined in the Employment Agreements), then Mr. Frank will be entitled to receive a severance amount equal to $3,000,000, and Mr. Magusiak will be entitled to receive a severance amount equal to two times his then current base salary (together, the “Severance Amounts”). In the event of the Covered Executive’s death, his estate is entitled to receive his base salary through the date of his death.

The Employment Agreements also provide that each of Messrs. Frank and Magusiak will receive his respective Severance Amount in the event there is a Change of Control (as defined below) of the Company and the Covered Executive voluntarily terminates his employment within one year after such a Change of Control. A “Change of Control” is deemed to have occurred with respect to the Company if (i) any person or group of persons acting in concert in which the Covered Executive is not an investor, partner, officer, director or member, shall acquire, directly or indirectly, the power to vote, or direct the voting of, more than 33% of the then outstanding voting securities of the Company or (ii) during any consecutive 18 month period a majority of the Board of Directors is elected or appointed and consists of persons who were not directors of the Company as of the date of the respective Employment Agreement and whose election or appointment as directors of the Company is actively opposed by the Covered Executive. In the event Messrs. Frank or Magusiak are subject to an excise tax on their respective Severance Amounts, according to Sections 280 G and 4999 of the Internal Revenue Code of 1986, as amended, the Company will gross-up their respective Severance Amounts to satisfy the excise taxes.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company maintains the 1997 Non-Statutory Stock Option Plan (“Employee Plan”), and the Non-Employee Directors Stock Option Plan (“Directors Plan”), pursuant to which it may grant equity awards to eligible persons.

The following table gives information about equity awards under the Company’s above-mentioned Plans as of December 29, 2002. Information about the proposed amendment to the Employee Plan is not included in the table below and instead can be found under “Proposal 2” of this Proxy Statement.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Shareholders	3,025,475	(1)	$30.63	2,193,539	(2)

Equity Compensation Plans Not Approved by Shareholders	0		$0	0

Total	3,025,475		$30.63	2,193,539

(1)	This number includes 2,971,100 shares of common stock issuable upon the exercise of options granted under the Employee Plan and 54,375 shares of common stock issuable upon the exercise of options granted under the Directors Plan.

(2)	This number includes 2,103,539 shares of common stock issuable upon the exercise of options granted under the Employee Plan and 90,000 shares of common stock issuable upon the exercise of options granted under the Directors Plan.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock options granted to each of the Named Executive Officers in the fiscal year ended December 29, 2002.

	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%	10%

Richard M. Frank(A)	250,000	32.52%	43.5000	01/03/09	4,427,213	10,317,113

Michael H. Magusiak(B)	100,000	13.01%	43.5000	01/03/09	1,770,885	4,126,845

Mark A. Flores(C)	0	0.00%	43.5000	01/03/09	0	0

Richard T. Huston(D)	15,000	1.95%	43.5000	01/03/09	265,633	619,027

Thomas W. Oliver(D)	10,000	1.30%	43.5000	01/03/09	177,089	412,685

(A)	Options are exercisable as follows: 25% after 01/03/03; 50% after 01/03/04; 75% after 01/03/05; and 100% after 12/05/05.

(B)	Options are exercisable as follows: 33% after 01/03/04; 66% after 01/03/05; and 100% after 12/05/05.

(C)	No Options were granted to Mr. Flores in 2002.

(D)	Options are exercisable as follows: 50% after 01/03/04; 75% after 01/03/05; and 100% after 01/03/06.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, information regarding his exercise of stock options during the fiscal year ended December 29, 2002 and the value of his unexercised stock options as of December 29, 2002. The closing price for the Company’s Common Stock, as reported by the New York Stock Exchange, on December 27, 2002 (the last trading day of the fiscal year) was $29.83.

	Shares Acquired on Exercise (#)	Value Realized ($) (A)	Number of Unexercised Options at December 29, 2002 (exercisable/unexercisable) (#)		Value of Unexercised In- the-Money Options at December 29, 2002 (exercisable/unexercisable) ($) (B)
Richard M. Frank	0	0	363,850 533,650	(E) (U)	3,875,783 1,395,710	(E) (U)
Michael H. Magusiak	37,500	528,101	97,500 352,500	(E) (U)	1,202,087 976,278	(E) (U)
Mark A. Flores	28,959	774,708	1,036 52,674	(E) (U)	4,916 99,339	(E) (U)
Richard T. Huston	26,460	806,520	45,216 87,716	(E) (U)	465,033 187,628	(E) (U)
Thomas W. Oliver	5,000	116,250	28,345 80,846	(E) (U)	186,510 137,167	(E) (U)

(A)	Calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at the time of exercise.

(B)	Calculated by determining the difference between the exercise price of the options and the fair market value of the securities underlying the options at fiscal year-end.

(E)	Options which are exercisable at December 29, 2002.

(U)	Options which are not exercisable at December 29, 2002.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The executive compensation program of the Company is designed as a tool to reinforce the Company’s strategic principles — to be a premier and progressive growth company, with an objective of enhancing long term stockholder value. To this end, the following principles have guided the development of the executive compensation program:

•	Provide competitive levels of compensation to attract and retain the best qualified executive talent. The Compensation Committee strongly believes that the caliber of the Company’s management group makes a significant difference in the Company’s success over the long term.

•	Embrace a “pay-for-performance” philosophy by placing significant amounts of compensation “at risk”—that is, a significant component of the compensation payouts to executives must vary according to the overall performance of the Company.

•	Directly link executives’ interests with those of stockholders by providing opportunities for long term incentive compensation based on changes in stockholder value.

The executive compensation program is intended to appropriately balance the Company’s short term operating goals with its long term strategy through a careful mix of base salary, annual bonuses (payable upon the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan) and long term performance compensation through the issuance of stock options under the 1997 Non-Statutory Stock Option Plan.

The compensation of the executive officers of the Company (including Messrs. Frank and Magusiak, except for those items that are fixed per their respective employment agreements) is reviewed and determined annually by the Compensation Committee. The compensation of such executive officers in 2002 was based on individual and corporate performances as well as assigned responsibilities. In establishing and reviewing executive compensation, consideration is also given to executive salary ranges of comparable companies. Individual performance is reflected in the executive officer’s salary. Corporate performance is reflected in a bonus, payable annually, if earned, to each executive officer, based on the achievement of corporate objectives pursuant to the Company’s Incentive Bonus Plan. Messrs. Frank, Magusiak, Huston and Oliver received no bonus compensation in 2003 based upon performances in 2002 or for services rendered in 2002. Mr. Flores received $90,747 in bonus compensation in 2003 based upon performance and for services rendered in 2002. Messrs. Frank and the four most highly compensated executive officers (Magusiak, Flores, Huston and Oliver) received $0, $0, $90,747, $0, and $0, respectively, and $90,747 (collectively), of bonus compensation in 2002.

The Stock Option Committee is made up of the members of the Compensation Committee, all of whom are non-employee directors. The Stock Option Committee considers recommendations made by the Chief Executive Officer for option grants, however, the Stock Option Committee makes the final decision in all such matters. In 2002, the Stock Option Committee determined the number of options to issue in accordance with the 1997 Non-Statutory Stock Option Plan based upon base salaries and levels of responsibility.

CEO Performance Evaluation

Although Mr. Frank’s salary is established by the terms of his Employment Agreement (see “Employment Agreements”), the Compensation Committee nevertheless annually evaluates his performance based on the same criteria as is applied to the other executive officers of the Company. Stock option issuances to Mr. Frank, and any increase in his annual base salary or the granting of a bonus, are based on individual and corporate performance, applying the same factors for him as described above for the Company’s other executives.

The Compensation Committee has also considered the potential impact of Section 162(m) of the Code, adopted under the Omnibus Budget Reconciliation Act of 1993. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. Mr. Frank’s annual base salary had been $1,000,000 since 1994. Effective January 1, 2002, the Compensation Committee of the Board of Directors increased Mr. Frank’s base salary to $1,100,000. It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives’ compensation for deductibility under applicable tax laws. The Compensation Committee will continue to monitor the impact of such limitations on tax deductions and will take other appropriate actions if warranted in the future.

The Compensation Committee was comprised of Messrs. Neeb and Tyree in 2002. The Stock Option Committee was comprised of Messrs. Neeb and Tyree in 2002.

Louis P. Neeb

Walter Tyree

AUDIT COMMITTEE REPORT

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s Code of Conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent public accountants, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement of Auditing Standards 61 (Codification of Statements on Auditing Standard, AU 380).

3.	The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent public accountants the independent public accountants’ independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002, for filing with the Securities and Exchange Commission.

Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

Tim T. Morris

Cynthia I. Pharr

Raymond E. Wooldridge

COMPENSATION OF DIRECTORS

Non-employee directors of the Company receive a retainer from the Company at the rate of $15,000 per year, plus $1,250 for each regular meeting of the Board of Directors attended. In addition thereto, on the day a non-employee Director is first elected or appointed to the Board, such non-employee Director shall be granted an option to purchase 7,500 shares of the Common Stock of the Company. Each January thereafter, a non-employee Director who was previously elected to the Board and who continues to serve in such capacity shall be granted an option to purchase 4,000 shares of the Common Stock of the Company. Other directors, who are either officers or employees of the Company or its affiliates, do not receive separate compensation for their services as directors of the Company.

PROPOSAL 2:

APPROVAL OF THE REINCORPORATION PROPOSAL

On April 14, 2003, the Board of Directors adopted resolutions approving and recommending that the stockholders approve a proposal changing the Company’s state of incorporation from the state of Kansas to the state of Delaware (the “Reincorporation”). The Reincorporation is to be accomplished by merging the Company with and into a newly formed Delaware subsidiary, CEC-Delaware, Inc. (“Newco”), with Newco being the surviving corporation. Newco will change its name to CEC Entertainment, Inc. upon completion of the merger.

The Board of Directors believes that the best interests of the Company and our stockholders will be served by the Reincorporation. For many years the state of Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many corporations have been initially incorporated in Delaware or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because Delaware is a state of incorporation for many corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware corporate law and establishing public policies with respect to corporations incorporated in Delaware. In addition, the Delaware Secretary of State deals with corporate filings necessary in connection with mergers and other corporate changes with particular efficiency and responsiveness. Consequently, even though, as described below, the corporate statutes of Kansas and Delaware are very similar, the Board of Directors believes that the more established body of case law interpreting Delaware law and establishing public policies relating to corporations incorporated in Delaware will provide greater certainty with respect to the Company’s corporate affairs.

Despite the belief of the Board of Directors that the Reincorporation is in the best interests of the Company and our stockholders, you should be aware that Delaware corporate law has been publicly criticized on the grounds that it does not afford minority stockholders the same substantive rights and protections as are available under the laws of some other states. For a comparison of stockholders’ rights and the powers of management under Delaware law and Kansas law, see “Comparison of Kansas and Delaware Corporate Law and Corresponding Features of Corporate Charters and Bylaws.”

REINCORPORATION IMPLEMENTED THROUGH PLAN OF MERGER

In order to effect the proposed Reincorporation, the Company will be merged with and into Newco pursuant to the terms of a proposed Agreement and Plan of Merger (the “Merger Agreement”) in substantially the form attached hereto as Exhibit A. Upon the completion of the merger, the owner of each outstanding share of our Common Stock will automatically own one share of the common stock, par value $.10 per share, of Newco (the “Newco common stock”), and the owner of each outstanding share of our Class A Preferred Stock of the Company will automatically own one share of the Class A Preferred Stock, par value $60 per share, of Newco (the “Newco preferred stock”) so that the holders of the Company’s common and preferred stock will own a corresponding number of shares of Newco common and preferred stock. Each outstanding certificate representing a share or shares of the Company’s common and preferred stock will continue to represent the same number of shares of common and preferred stock in Newco. THUS, IT WILL NOT BE NECESSARY FOR STOCKHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF NEWCO. We anticipate that the common stock will continue to be traded on the New York Stock Exchange without interruption and that delivery of existing stock certificates of the Company will constitute “good delivery” of shares of Newco in transactions subsequent to the merger. The Class A Preferred Stock is not, and the Newco preferred stock will not be, listed or traded on any exchange or national over the counter market.

Under the Merger Agreement, the Newco certificate of incorporation will be the certificate of incorporation of the surviving corporation. The Newco certificate of incorporation will be substantially in the form attached hereto as Exhibit B and will be substantially the same as the Company’s current articles of incorporation in all material respects (after changing references to the different states of incorporation and the corporate laws thereof). See “Comparison of Kansas and Delaware Corporate Law and Corresponding Features of Corporate Charters and Bylaws.” The Newco bylaws, substantially in the form attached hereto as Exhibit C, will be the bylaws of the surviving corporation in the merger.

ABANDONMENT OF REINCORPORATION

Notwithstanding a favorable vote of our stockholders, the Company reserves the right by action of the Board of Directors to abandon the Reincorporation prior to its effectiveness if it determines that such abandonment is in the best interests of the Company. The Board of Directors has made no determination as to any circumstances which may prompt a decision to abandon the Reincorporation.

NO CHANGE WILL BE MADE IN THE

BUSINESS OR PHYSICAL LOCATION OF THE COMPANY

The Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in this proxy statement. However, the Reincorporation will not result in any change in the business, management, location of the principal executive offices, assets, liabilities or net worth of the Company. The management of the Company, including all directors and officers, will remain the same after the Reincorporation and will assume identical positions with Newco.

EFFECTIVE TIME

The Company anticipates that the Reincorporation will become effective prior to December 31, 2003. The merger of the Company with and into Newco, if approved by the Company’s stockholders, will become effective on the later of the filing of a certificate of merger with the Kansas Secretary of State and the filing of a certificate of merger with the Delaware Secretary of State, unless a later time is specified in such filings.

DISSENTERS’ RIGHTS

Holders of the Company’s Common Stock will not have the right to dissent and receive the appraised value of their shares in connection with the Reincorporation because the Company’s Common Stock is listed for trading on the New York Stock Exchange. Under the Kansas General Corporation Code (the “KGCC”), dissenters’ rights are not available to holders of a class of shares traded on a national securities exchange.

Holders of the Company’s Class A Preferred stock will have dissenters’ rights. In order to exercise these rights, such holders must comply with Section 6712 of the KGCC. This provides that any holder desiring to dissent and receive appraisal must file a written objection to the Reincorporation with the Company and must refrain from voting his shares in favor of the Reincorporation. Newco will notify each such objecting stockholder of the effective date of the Reincorporation within ten days after that effective date. Each such holder must demand in writing from Newco payment of the value of his shares within twenty days after the date of Newco’s notice. Newco must then pay the agreed value of the shares within the next thirty days. If Newco and the dissenting shareholder cannot agree on a value, Newco or any affected dissenting stockholder may institute an action in state district court demanding an appraisal. In this event, the court will require that all dissenting holders deliver their stock certificates to the court; dissenting holders that fail to comply will not be entitled to participate in the appraisal process. The court will appoint an appraiser to prepare an appraisal for the court. Newco and the dissenting holders will have the opportunity to submit arguments as to the law and the facts as they relate to the report. The court will then issue an order determining the appraised value and directing that Newco pay that value, plus interest, to the dissenting holders entitled to participate in the appraisal. The court will apportion the costs of the appraisal proceeding among the parties as it deems equitable.

COMPARISON OF KANSAS AND DELAWARE CORPORATE LAW

AND CORRESPONDING FEATURES OF CORPORATE CHARTERS AND BYLAWS

The rights of the Company’s stockholders are currently governed by the Company’s articles of incorporation, the Company’s bylaws and the KGCC. Upon the effectiveness of the merger, the rights of Newco’s stockholders would be governed by the Newco certificate of incorporation, Newco bylaws and the Delaware General Corporation Law (the “DGCL”). The organic document of a corporation, whether technically called “articles of incorporation” as in Kansas, or “certificate of incorporation” as in Delaware, is referred to below as the “charter” of that corporation. Although it is not practical to compare all of the differences between the laws of Delaware and Kansas and our existing organizational documents and those of Newco, the following is a summary of differences that we believe may significantly affect the rights of our stockholders. This summary is not intended to be relied upon as an exhaustive list or complete description of all differences. The identification of specific similarities and differences is not meant to indicate that other equally or more significant similarities and differences do not exist. Such similarities and differences can be examined in full by reference to Delaware law, Kansas law and the charter and bylaws of the Company and Newco. The discussion below is qualified in its entirety by reference to the KGCC and the Company’s articles of incorporation and bylaws and to the DGCL and the certificate of incorporation and bylaws of Newco.

Dividends and Repurchases

Both Kansas and Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year. Both Kansas and Delaware corporations may purchase or redeem their outstanding capital stock except when the capital is impaired or the redemption itself would cause an impairment.

Consideration for Stock

Under both Kansas and Delaware laws, shares cannot be issued for less than par value. Consideration for shares must be paid in a combination of cash, property or past services.

Preemptive Rights

Neither the Company nor Newco grants its stockholders any preemptive right to subscribe to any or all additional issues of its stock.

Special Meetings of Stockholders

Under Kansas and Delaware laws, special meetings of the stockholders may be called by the board or by such persons as may be authorized by the charter or the bylaws. Our current bylaws and the bylaws of Newco provide that special meetings may be called by the Chairman of the Board, the President, the Secretary, the board of directors, or by the holders of not less than ten percent of the outstanding stock entitled to vote at the meeting.

Quorum for Stockholder Meetings

Under Kansas and Delaware laws, unless otherwise provided in a corporation’s charter or its bylaws, a majority of shares entitled to vote on a matter constitutes a quorum at a meeting of stockholders, but in no event may a quorum consist of less than one-third of the shares entitled to vote on such matter. Our current bylaws and the bylaws of Newco provide that a majority of shares entitled to vote constitutes a quorum.

Stockholder Voting Requirements

Under both Kansas and Delaware laws, with respect to matters other than the election of directors, except in certain circumstances or as otherwise provided by in a corporation’s charter or bylaws, a proposal is approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter. As a result, abstentions under both Kansas and Delaware law have the effect of a vote against most proposals.

Under both Kansas law and Delaware law, in the case of a merger, consolidation or a sale, lease or exchange of all or substantially all of the assets of a corporation, the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote is generally required. Under the Company’s charter, the further approval of holders of two-thirds of the Company’s Class A Preferred Stock is required for any merger or sale of all or substantially all of its assets; the holders of Newco preferred stock will have the same approval rights.

The bylaws of the Company, and the charter and bylaws of Newco, provide for cumulative voting in the election of directors, whereby any shareholder may, if he chooses, cumulate his votes and cast as many votes as are equal to the number of votes that the holder would be entitled to cast for the election of all directors multiplied by the number of directors to be elected, and may distribute those votes among the nominees for director as the holder wishes.

The terms of our Class A Preferred Stock, and the terms of the Newco preferred stock, provide that upon failure to pay required dividends on the preferred shares or to redeem the preferred shares in accordance with their terms, the holders of the preferred shares are entitled to elect a majority of the board of directors of the Company or Newco, as the case may be, until the default is cured. In this event, the provisions of the charter creating a classified board of directors will be suspended for the duration of the default.

Stockholder Action by Written Consent

Subject to variations in a corporation’s charter, the DGCL allows shareholders to approve corporate actions without prior notice or a meeting if holders of the number of shares necessary to authorize the action in question sign a written consent. If an action is taken based on less than unanimous consent, the corporation must give prompt notice to those stockholders not consenting. The KGCC allows stockholder action without a meeting only on unanimous written consent. Newco’s charter will require unanimous consent for actions without a meeting of stockholders.

Proxies

Under both Kansas and Delaware laws, a proxy executed by a stockholder will remain valid for a period of three years unless the proxy provides for a longer period.

Amendments to Charter

Both Kansas and Delaware laws generally provide that an amendment to the charter must be approved by the board of directors and by the stockholders. Unless the charter provides otherwise, amendments require the approval of the holders of a majority of the outstanding shares entitled to vote on the amendment. If the amendment changes the number of authorized shares, the par value, or the rights, powers or preferences of any class or series, a majority of the outstanding shares of the affected class or series must also approve the amendment.

Under the Company’s articles of incorporation and the certificate of incorporation of Newco, certain transactions require a greater vote. The provisions creating a classified board of directors, increasing the vote of directors or shareholders required to amend certain bylaws (as discussed below) and dealing with amendments to the charter may be amended only with a vote of two-thirds of the full board of directors and two-thirds of the issued and outstanding shares of all classes of stock entitled to vote, voting as one class. In addition, the approval of holders of two-thirds of the Company’s Class A Preferred Stock, or Newco preferred stock, as the case may be, must approve any amendment to the charter that would materially and adversely affect holders of the preferred stock, any increase in the number of authorized Class A Preferred Stock or Newco preferred stock and any merger or sale of all or substantially all of the assets of the Company or Newco.

Amendments to Bylaws

Both Kansas and Delaware laws provide that the stockholders and, if provided in the charter, the board of directors, are entitled to amend the bylaws. The charters of the Company and Newco generally permit the board of directors to make, alter, amend and repeal the bylaws, subject to the stockholders’ right to adopt or repeal such bylaws or amendments. In addition, the charter and bylaws of the Company and Newco require a two-thirds majority of directors or shareholders to amend bylaw provisions dealing with election of directors and filling of vacancies on the board of directors.

Board Vacancies

Under both Kansas and Delaware laws, unless otherwise provided in a corporation’s charter or bylaws, a vacancy or newly created directorship on the board may be filled by a majority of the remaining directors, even though less than a quorum. Our bylaws, and the bylaws of Newco, require a vote of two-thirds of the directors then in office, though less than a quorum, to fill vacancies and newly created directorships.

Removal of Directors

Under both Delaware and Kansas laws, except with respect to corporations having classified boards or cumulative voting, a director may be removed, with or without cause, by the holders of the majority in voting power of the shares entitled to vote at an election of directors. If a corporation’s board of directors is classified, as are the boards of directors of the Company and Newco, stockholders may generally effect a removal only for cause. In the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against removal would have been sufficient to elect that director if voted cumulatively in an election of the entire board of directors.

Committees of the Board of Directors

Both Kansas and Delaware laws provide that the board of directors of a corporation may delegate many of its duties to one or more committees elected by a majority of the board of directors. A Kansas or Delaware corporation may delegate to a committee of the board of directors any or all of the powers of the full board of directors, other than approving, adopting or recommending to stockholders any action or matter required to be submitted to the stockholders for approval, or adopting, amending or repealing any bylaw. Our bylaws and the bylaws of Newco provide for an executive committee with all of the powers of the full board of directors, subject to the limits above and to the further limitation that the executive committee has no authority to declare dividends or issue stock.

Board Recommendations Regarding Merger or Sale of Assets

Both Kansas and Delaware laws generally provide that the stockholders of a corporation must approve a merger or a sale of all or substantially all of a corporation’s assets. In order to obtain stockholder approval, the board of a Kansas corporation must adopt a resolution approving the plan of merger or sale and, in Delaware in the case of a merger, but not an asset sale, the board of directors must make a declaration of the transaction’s “advisability.” Delaware law, however, permits the board of directors to change its recommendation without withdrawing the merger agreement from stockholder consideration. Further, Delaware law provides that the terms of the merger agreement may require that the merger agreement be submitted to the stockholders whether or not the board of directors subsequently determines that the agreement is no longer advisable.

Merger with Subsidiary

Under Delaware and Kansas laws, a parent corporation may merge with its subsidiary, without stockholder approval, where the parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary. In addition, no vote of stockholders is required for a merger with or into a direct or indirect wholly owned subsidiary if, among other things, the corporation and its subsidiary are the only parties to the merger and the rights and preferences of the shareholders of the merging parent company under its charter and bylaws will not be materially affected by the merger.

Business Combinations with Interested Shareholders; Control Share Acquisitions

Both the DGCL and the KGCC prohibit any “business combination” (as defined in the applicable statute) with an “interested stockholder” for three years after such stockholder becomes an interested stockholder. An interested stockholder is any person that is the beneficial owner of 15% or more of the outstanding voting stock of the corporation, or an affiliate or associate of the corporation that owned 15% or more of the outstanding voting stock of the corporation at any time in the previous three years. A corporation may enter into a business combination with an interested stockholder if (a) the board of directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder before the date on which the stockholder becomes an interested stockholder, (b) upon consummation of the transaction resulting in the stockholder reaching the 15% threshold, the stockholder owned 85% of the outstanding voting shares at the time the transaction commenced, excluding those shares held by directors who are also officers and employee stock plans in which the participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer, or (c) at the time of, or subsequent to, becoming an interested stockholder, the business combination is approved by the board of directors and is authorized at a meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. These restrictions do not apply if the corporation does not have a class of stock (a) listed on a national securities exchange, (b) authorized for quotation on the Nasdaq Stock Market, or (c) held of record by more than 2,000 stockholders (unless any of the foregoing results from the actions of the interested stockholder).

The KGCC also places limits on “control share acquisitions” involving “issuing public corporations.” An issuing public corporation is, generally, a corporation organized under Kansas law and having its principal office or other substantial assets located in Kansas that also meets specified minimum numbers of Kansas stockholders. A control share acquisition is an acquisition of the power to exercise voting control of voting stock of an issuing public corporation where the controlled shares have voting power in the election of directors within one of the following ranges: (1) one-fifth or more but less than one-third of all voting power, (2) one-third or more but less than a majority of all voting power, or (3) a majority or more of all voting power. Acquisition of stock from the issuing corporation itself is excluded from the definition of control share acquisition. Affected control shares have voting rights only to the extent approved by the stockholders and are subject to redemption by the issuing corporation. Holders of shares in an issuing public corporation that experiences a control share acquisition may also be entitled to exercise dissenters rights in connection with the stockholder vote granting voting rights to the control shares.

Dissenters’ Rights

Under both Kansas and Delaware laws, dissenters’ rights are afforded to stockholders that follow prescribed statutory procedures in connection with a merger or consolidation. Under both Delaware and Kansas laws, there are no appraisal rights in connection with sales of substantially all the assets of a corporation, reclassifications of stock or other amendments to the charter that adversely affect a class of stock, unless specifically provided in the certificate of incorporation. Neither the Company’s articles of incorporation nor Newco’s certificate of incorporation provides to the contrary. Dissenters’ rights do not apply to a stockholder of a Delaware or Kansas corporation if the stockholder’s shares were (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Security Dealers, Inc. or (b) held of record by more than 2,000 stockholders. Notwithstanding the foregoing sentence, however, under Delaware law, a stockholder does have dissenters’ rights if the stockholder is required by the terms of the agreement of merger or consolidation to accept anything for his shares other than (a) shares of stock of the corporation surviving or resulting from the merger or consolidation, (b) shares of stock of any other corporation which is so listed or designated or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) any combination of the foregoing.

Liability of Directors

Both Kansas and Delaware laws permit a corporation to include in its charter a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, including conduct that could be characterized as negligence or gross negligence. However, such provisions cannot eliminate or limit liability for (a) breaches of the director’s duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, (c) an unlawful distribution, or (d) the receipt of improper personal benefits. Delaware and Kansas law further provide that no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Newco’s certificate of incorporation includes a provision eliminating director liability for monetary damages for breaches of fiduciary duty to the maximum extent permitted by Delaware law.

Indemnification

Under both Kansas and Delaware laws, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of any proceedings (other than derivative actions), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in derivative actions, except that indemnification may be made only for (a) expenses (including attorneys’ fees) and certain amounts paid in settlement and (b) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto. Both Kansas and Delaware laws provide that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith.

The bylaws of Newco provide that directors and officers and former directors and officers will be indemnified to the fullest extent permitted by Delaware law.

Stockholder Inspection of Books and Records

Both Kansas and Delaware laws permit any stockholder to inspect and copy the corporation’s stock ledger, stockholders list and other books and records, during normal business hours, for any proper purpose upon written demand under oath stating the purpose of the demand.

TAX CONSEQUENCES

The proposed Reincorporation accomplished by the merger will be a tax free reorganization under the Internal Revenue Code of 1986, as amended. Accordingly: (i) no gain or loss will be recognized for federal income tax purposes by our stockholders as a result; and (ii) the basis and holding period for the stock of Newco received by our stockholders in exchange for the Company’s stock will be the same as the basis and holding period of the stock of the Company exchanged therefor. The Reincorporation will have no federal income tax effect on the Company or on Newco. State, local and foreign income tax consequences to stockholders may vary from the federal tax consequences described above, and stockholders should consult their own tax advisors as to the effect of the Reincorporation under applicable state, local or foreign income tax laws.

THE BOARD OF DIRECTORS HAS APPROVED THE REINCORPORATION AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE REINCORPORATION PROPOSAL.

PROPOSAL 3:

AMENDMENT OF THE COMPANY’S 1997 NON-STATUTORY STOCK OPTION PLAN

The 1997 Non-Statutory Stock Option Plan (“Employee Plan”) became effective in September, 1997. The purpose of the Employee Plan is to secure for the Company and its stockholders the benefits of the incentives inherent in stock ownership by key employees of the Company and its subsidiaries. The Employee Plan terminates on July 31, 2007, and no option may be granted after such date pursuant to the Employee Plan. The Employee Plan is currently administered by the Stock Option Committee. The Stock Option Committee determines, in its discretion but subject to the limitations set forth in the Employee Plan, the persons to whom options are granted, the number of shares covered by options and the exercise price of options. The Stock Option Committee also determines the conditions, if any, imposed upon the granting of options under the Employee Plan. To date, the Stock Option Committee has issued options under the Employee Plan to eligible employees in proportion to their respective responsibilities to the Company. The Stock Option Committee provides for various periods of time to pass before options become exercisable according to the Company’s long term strategic plans. In February, 2003, the Board of Directors adopted, subject to the approval of the Company’s stockholders, an amendment to the Employee Plan providing that the number of shares of Common Stock which may be issued under the Employee Plan would be increased from 5,787,500 to 6,787,500. The description of the Employee Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Exhibit “D” attached hereto, which contains the complete text of the Employee Plan, as amended.

The Board of Directors believes that the proposed amendment to the Employee Plan will enable the Company and its stockholders, through future stock options, to continue to secure the benefits of the incentive inherent in stock ownership by certain of its employees.

THE BOARD OF DIRECTORS HAS APPROVED THE ABOVE DESCRIBED AMENDMENT AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO COMPANY’S 1997 NON-STATUTORY STOCK OPTION PLAN.

INDEMNIFICATION

The Bylaws of the Company provide for each director and officer of the Company to be indemnified by the Company, as a right, to the full extent permitted or authorized by the laws of the State of Kansas against any liability, judgment, fine, amount paid in settlement, cost and expense asserted or threatened against or incurred by such person in his capacity, or arising out of his status, as a director or officer. The Company’s Restated Articles of Incorporation include a provision which eliminates director liability for monetary damages for breach of the director’s duty of due care, as permitted under Kansas law.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Compensation Committee was comprised of Messrs. Neeb and Tyree in 2002. None of the Committee members have ever been officers or employees of the Company, nor have they had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. There have been no relationships during the last fiscal year requiring disclosure by the Company under any paragraph of Item 402 of Regulation S-K. The Board of Directors intends that transactions with officers, directors and affiliates will be entered into on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by at least a simple majority of the uninterested directors of the Company.

STOCK PERFORMANCE GRAPHS

The following graphs compare the cumulative yearly total stockholder return (change in share price plus reinvestment of any dividends) on the Company’s Common Stock since January 2, 1998 (the “Five-Year Cumulative Total Returns”) and January 3, 1989, the date the Company’s Common Stock first traded on the NASDAQ system (the “Thirteen-Year Cumulative Total Returns”), each versus two indexes. The graphs assume $100 was invested on January 2, 1998 for the Five-Year Cumulative Total Returns, and January 3, 1989 for the Thirteen-Year Cumulative Total Returns. The Company has not paid any cash dividends on its Common Stock during the applicable periods. The share price of the Company’s Common Stock has been adjusted for three-for-two stock splits in the form of stock dividends distributed on March 26, 1991, March 20, 1992, May 22, 1996, and July 23, 1999.

The Company’s Common Stock is labeled on the graphs as “CEC Entertainment, Inc.” The index labeled “NYSE Stocks,” which was prepared by Center for Research in Securities Prices (“CRSP”), at the University of Chicago, Graduate School of Business, 1101 East 58th Street, Chicago, Illinois 60637 (telephone 773-834-4606) measures the total return (weighted for the market capitalization of the component companies) on the approximately 38 domestic and foreign companies which operate restaurants or other eating and drinking places (SIC Code 58) and whose equity securities are traded on the New York Stock Exchange. The identities of the companies included in the “NYSE Stocks” index will be made available in a prompt manner to any stockholder upon written request addressed to Investor Relations at the Company’s Irving address. The index labeled “NYSE Stock Market,” also prepared by CRSP, measures the total return on the approximately 3,000 United States companies whose common stock is traded on the New York Stock Exchange.

Five-Year Cumulative Total Returns

Comparison of Five-Year Cumulative Total Returns

Performance Graph for CEC Entertainment, Inc.

Produced on 02/07/2003 including data to 12/27/2002

$400
$300
$200
$100
$0
194.5
102.6
96.3
01/02/1998
12/31/1998
01/03/2000
12/27/2000
12/31/2001
12/27/2002

Legend

Symbol	CRSP Total Returns Index for:	01/1998	12/1998	01/2000	12/2000	12/2001	12/2002
——— ■	CEC Entertainment, Inc.	100.0	120.7	171.2	225.8	283.0	194.5
— — — ★	NYSE Stock Market (US Companies)	100.0	119.7	128.9	135.5	125.9	102.6
- - - - ▲	NYSE Stocks (SIC 5800-5899 US Companies) Eating and drinking places	100.0	146.4	139.5	130.5	128.7	96.3

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 01/02/1998.

Fourteen-Year Cumulative Total Returns

Comparison of Fourteen−Year Cumulative Total Returns
Performance Graph for
CEC Entertainment, Inc.

Produced on 02/21/2003 including data to 12/27/2002

$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
01/03/1989
12/31/1990
12/31/1993
12/27/1996
01/03/2000
12/27/2002
2745.7
441.7
302.9

Legend

Symbol	CRSP Total Returns Index for:	01/1989	12/1990	12/1993	12/1996	01/2000	12/2002
——— ■	CEC Entertainment, Inc.	100.0	459.1	542.0	1119.9	2416.2	2745.7
— — — ★	NYSE Stock Market (US Companies)	100.0	124.8	196.9	328.2	554.9	441.7
- - - - ▲	NYSE Stocks (SIC 5800−5899 US Companies) Eating and drinking places	100.0	98.0	207.0	286.2	438.7	302.9

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year−end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 01/03/1989.
E. This is a non−standard five−year cumulative total returns performance graph, covering fourteen years.

COMPLIANCE WITH SECTION 16(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and the persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. Based on review of such copies and other records of the Company, the Company has no reason to believe that any reports were untimely filed or that any Form 5 filings were made by any executive officers, directors or persons owning more than ten percent of the Company’s Common Stock.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP served as the Company’s independent public accountants for the fiscal year ending December 29, 2002. A representative of Deloitte & Touche LLP is expected to be present and available at the Annual Meeting of stockholders to respond to appropriate questions and will be given an opportunity to make a statement, if desired.

Audit Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche for the audit of the Company’s annual financial statements for the 2002 fiscal year and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year was approximately $247,700.

Financial Information Systems Design and Implementation Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche for financial information systems design and implementation for the 2002 fiscal year was $0.

All Other Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche for services other than those described above for the 2002 fiscal year was approximately $14,225. These fees can be sub-categorized as follows:

Audit Related Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche for attestation services rendered by Deloitte & Touche for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, agreed-upon procedures, due diligence pertaining to acquisitions and consultation on accounting standards or transactions for the 2002 fiscal year was approximately $14,225.

Non-Audit Related Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche for all other services, such as consultation related to tax planning and compliance, improving business and operational processes and regulatory matters for the 2002 fiscal year was $0.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who wishes to present a proposal for action at the 2004 annual meeting of stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company, must deliver such proposal to the Company at its principal executive offices, not less than 60 days nor more than 90 days prior to the date of the applicable annual meeting of stockholders; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this section, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be in proper written form, a stockholder’s notice to the Secretary of the Company must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholders, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

EXPENSES OF SOLICITATION

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors and officers and employees of the Company, who will receive no additional compensation for soliciting, by means of personal interview, telephone or telegram. The Company has also engaged The Altman Group, Inc. to assist it in the solicitation of proxies, for a fee of $6,500 plus expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

ADDITIONAL INFORMATION AVAILABLE

The Company will furnish a copy of its Annual Report on Form 10-K for the fiscal year ended December 29, 2002, filed with the Securities and Exchange Commission, upon the written request of any stockholder of record at the close of business on April 10, 2003. The written request should be sent to the Secretary of the Company, Marshall R. Fisco, Jr., CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062. The written request must state that as of April 10, 2003, the person making the request was a beneficial owner of the capital stock of the Company.

OTHER MATTERS

The Board of Directors is not presently aware of any other matters or business other than that which is described above to be presented to the stockholders for action at the Annual Meeting. In the event that other business comes before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

Stockholders who do not expect to attend the meeting are urged to vote by internet, telephone, or by mail. The instructions included with the proxy card describe how to vote by internet or telephone. Of course, if you prefer, you can vote through the mail service by completing the proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

MARSHALL R. FISCO, JR.
Corporate Secretary

Irving, Texas

April 24, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER

The Company has adopted an Audit Committee Charter which is designed to assist the Audit Committee in carrying out its responsibilities relating to accounting, reporting practices, and the quality and integrity of the financial reports of the Company. The Audit Committee Charter provides as follows:

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of Directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent of management of the Company. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiary, and meet the independence requirements of any exchange or market within the United States on which the Company’s capital stock is traded or listed. All committee members shall be financially literate, and at least one member shall be an “audit committee financial expert,” as defined by SEC regulations and determined by the Board of Directors.

Meetings

The Audit Committee shall meet at least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

Responsibilities

In carrying out its responsibilities the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Audit Committee will rely on the Company’s staff and its independent auditor for assistance in performing its duties and responsibilities. The committee will have direct access to financial, legal, and other staff and advisors of the Company and will have the authority to engage accountants, independent counsel and other advisors as it determines necessary to carry out its duties. However, the independent auditor may not be engaged to perform non-audit services proscribed by law or regulation. In carrying out these responsibilities, the Audit Committee will:

•	Recommend to the Board of Directors the selection of the independent auditors, considering the independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors’ independence. Also, the Audit Committee should obtain formal written affirmation of independence from the independent auditors.

Appendix A-1

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the company’s internal auditors, and financial and accounting personnel, the quality of accounting principles as well as the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such accounting principles, internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	Review and update this Charter periodically, at least annually, as conditions dictate.

•	Review the company’s annual audited financial statements and recommend that such statements be filed in Form 10K with the SEC and New York Stock Exchange.

•	Review with financial management the quarterly 10Q prior to its filing and review earnings releases to the public prior to their release. The chairman of the Audit Committee may represent the entire Audit Committee for purposes of these reviews. In instances when the Chairman of the Audit Committee is not available then another independent member of the Board of Directors, as designated by the Chairman of the Audit Committee, may conduct the reviews.

•	Review the regular internal reports to management prepared by the internal auditing department.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Appendix A-2

Exhibit A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”), dated as of             , 2003, by and between CEC Entertainment, Inc., a Kansas corporation (“CEC”), and CEC—Delaware, Inc., a Delaware corporation (“Newco”).

RECITALS:

WHEREAS, CEC is a corporation organized and existing under the laws of the State of Kansas;

WHEREAS, Newco is a corporation organized and existing under the laws of the State of Delaware and is a wholly owned subsidiary of CEC;

WHEREAS, the parties hereto desire that CEC merge with and into Newco and that Newco shall continue as the surviving corporation in such merger upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of Kansas and the laws of the State of Delaware (the “Merger”).

NOW THEREFORE, in consideration for the premises and mutual agreements, provisions and covenants contained herein, and subject to the terms and conditions hereof, the parties hereto do hereby agree as follows:

ARTICLE I

PRINCIPAL TERMS OF THE MERGER

Section 1.1. Merger of CEC into Newco. At the Effective Time of the Merger (as defined in Section 1.2 hereof), CEC shall merge with and into Newco in accordance with the Kansas General Corporation Code (the “KGCC”) and the General Corporation Law of the State of Delaware (the “DGCL”). The separate existence of CEC shall thereupon cease and Newco shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Delaware under the name of CEC—Delaware, Inc.

Section 1.2. Effective Time of the Merger. The Merger shall become effective as of the date and time (the “Effective Time of the Merger”) the following actions are completed: (a) an appropriate certificate of merger is filed with the Secretary of State of the State of Kansas in accordance with the KGCC, and (b) an appropriate certificate of merger is filed with the Secretary of the State of Delaware in accordance with the DGCL.

Section 1.3. Effects of the Merger. At the Effective Time of the Merger, the Merger shall have the effects specified in the KGCC, the DGCL and this Merger Agreement.

Section 1.4. Bylaws. At the Effective Time of the Merger, the Bylaws of Newco as in effect immediately prior to the Effective Time of the Merger shall become the Bylaws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the DGCL.

Section 1.5. Directors and Officers. At the Effective Time of the Merger, the directors and officers of Newco in office at the Effective Time of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL, until his or her successor is duly elected or appointed and shall qualify.

ARTICLE II

CERTIFICATE OF INCORPORATION

OF THE SURVIVING CORPORATION

At the Effective Time of the Merger, the Certificate of Incorporation of Newco shall be the Certificate of Incorporation of the Surviving Corporation.

Exhibit A-1

ARTICLE III

CONVERSION AND EXCHANGE OF STOCK

Section 3.1. Conversion. At the Effective Time of the Merger, each of the following transactions shall be deemed to occur simultaneously:

(a) Each share of CEC common stock, $0.10 par value per share (“CEC Common Stock”), issued and outstanding, or held in treasury, immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of Newco common stock, par value $0.10 per share (“Newco Common Stock”).

(b) Each share of CEC Class A Preferred Stock, $60 par value per share (“CEC Preferred Stock”), issued and outstanding, or held in treasury, immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of Newco Class A Preferred Stock, par value $60 per share (“Newco Preferred Stock”).

(c) Each option to purchase shares of CEC Common Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase, upon the same terms and conditions, the number of shares of Newco Common Stock which is equal to the number of shares of CEC Common Stock which the optionee would have received had the optionee exercised such option in full immediately prior to the Effective Time of the Merger (whether or not such option was then exercisable). The exercise price per share under each of said options shall be equal to the exercise price per share thereunder immediately prior to the Effective Time of the Merger.

(d) Each warrant to purchase shares of CEC Common Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant to purchase, upon the same terms and conditions, the number of shares of Newco Common Stock which is equal to the number of shares of CEC Common Stock which the warrant holder would have received had the warrant holder exercised such warrant in full immediately prior to the Effective Time of the Merger (whether or not such warrant was then exercisable). The exercise price per share under each of said warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Time of the Merger.

(e) Each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and held by CEC shall be canceled without any consideration being issued or paid therefor.

Section 3.2. Exchange.

(a) After the Effective Time of the Merger, each certificate theretofore representing issued and outstanding shares of CEC Common Stock shall represent the same number of shares of Newco Common Stock, and each certificate theretofore representing issued and outstanding shares of CEC Preferred Stock shall represent the same number of shares of Newco Preferred Stock.

(b) At any time on or after the Effective Time of the Merger, any holder of certificates theretofore evidencing ownership of shares of CEC Common Stock will be entitled, upon surrender of such certificates to the transfer agent of the Surviving Corporation, to receive in exchange therefor one or more new stock certificates evidencing ownership of the number of shares of Newco Common Stock into which such CEC Common Stock shall have been converted in the Merger, and any holder of certificates theretofore evidencing ownership of shares of CEC Preferred Stock will be entitled, upon surrender of such certificates to the transfer agent of the Surviving Corporation, to receive in exchange therefor one or more new stock certificates evidencing ownership of the number of shares of Newco Preferred Stock into which such CEC Preferred Stock shall have been converted in the Merger. If any certificate representing shares of Newco Common Stock or Newco Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly indorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Newco Common Stock or Newco Preferred Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.

Exhibit A-2

ARTICLE IV

EMPLOYEE BENEFIT AND INCENTIVE COMPENSATION PLANS

At the Effective Time of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which CEC is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of CEC provides for the issuance or purchase of, or otherwise relates to, CEC Common Stock, after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Newco Common Stock.

ARTICLE V

CONDITIONS

Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

Section 5.1. Shareholder Approval. This Merger Agreement and the Merger shall have been adopted and approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the record date fixed for determining the shareholders of CEC entitled to vote thereon (the “Record Date”), and by holders of not less than two-thirds of the outstanding shares of CEC Preferred Stock. This Agreement and the Merger shall also have been adopted and approved by CEC as the holder of all the outstanding shares of Newco Common Stock prior to the Effective Time of the Merger.

Section 5.2. Third Party Consents. CEC shall have received all material required consents to and approvals of the Merger.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Amendment. This Merger Agreement may be amended, modified or supplemented in whole or in part at any time prior to the Effective Time of the Merger with the mutual consent of the Boards of Directors of the parties hereto; provided, however, that the Merger Agreement may not be amended after it has been adopted by the shareholders of CEC in any manner which, in the judgment of the Board of Directors of CEC, would have a material adverse effect on the rights of such shareholders or in any manner not permitted under applicable law.

Section 6.2. Termination. This Merger Agreement may be terminated or abandoned by the parties hereto at any time prior to the filing of the certificate of merger notwithstanding approval of this Merger Agreement by the shareholders of either or both of CEC or Newco.

Section 6.3. Necessary Actions, etc. If at any date after the Effective Time of the Merger, the Surviving Corporation shall consider that any assignments, transfers, deeds or other assurances in law are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of CEC, CEC and its officers and directors at the Effective Time of the Merger shall execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation, and the officers and directors of the Surviving Corporation are fully authorized in the name of CEC or otherwise to take any and all such action.

Section 6.4. Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

Section 6.5. Descriptive Headings. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Merger Agreement.

Section 6.6. Governing Law. This Merger Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Kansas shall mandatorily apply to the Merger.

Exhibit A-3

IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Merger Agreement, pursuant to authority duly given by their respective Boards of Directors, have caused this Merger Agreement to be duly executed.

CEC ENTERTAINMENT, INC.

By:
Its:

Attest:

CEC—DELAWARE, INC.

By:
Its:

Attest:

CERTIFICATES

The undersigned, Assistant Secretary of CEC—Delaware, Inc., a Delaware corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of CEC—Delaware, Inc., by its Chief Executive Officer and attested to by its Secretary, was duly submitted to the sole stockholder of CEC—Delaware, Inc. for the purpose of considering and acting upon said Agreement and Plan of Merger, on the        day of                        , 2003, and at said meeting said Agreement and Plan of Merger was adopted by the sole stockholder of CEC—Delaware, Inc., in accordance with the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the        day of                        , 2003.

Assistant Secretary

The undersigned, Assistant Secretary of CEC Entertainment, Inc., a Kansas corporation, hereby certifies, pursuant to Section 6702(c) of the General Corporation Code of the State of Kansas, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of CEC, Inc. by its President and attested to by its Secretary, was duly submitted to the shareholders of CEC Entertainment, Inc. at a meeting thereof called for the purpose of considering and acting upon said Agreement and Plan of Merger, held after due notice on the         day of                         , 2003, and that at said meeting said Agreement and Plan of Merger was adopted by the stockholders of CEC Entertainment, Inc. in accordance with the Kansas General Corporation Code.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the        day of                        , 2003.

Assistant Secretary

Exhibit A-4

Exhibit B

CERTIFICATE OF NEWCO

CERTIFICATE OF INCORPORATION

OF

CEC—DELAWARE, INC.

The undersigned natural person, acting as an incorporator of a corporation under the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

FIRST. The name of the corporation is:

CEC—Delaware, Inc.

SECOND. The registered office of the corporation is to be located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, and its registered agent at such address is Corporation Service Company.

THIRD. The purpose for which the corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware. In addition to the powers and privileges conferred upon the corporation by law and those incidental thereto, the corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business, objects or purposes of the corporation.

FOURTH. The total number of shares of stock that the corporation shall have authority to issue is One Hundred Million Five Hundred Forty-Nine Thousand Five Hundred Seventy (100,549,570) shares, which shall be divided into three (3) classes as follows: (i) Forty-Nine Thousand Five Hundred Seventy (49,570) shares of Class A Preferred Stock, of the par value of Sixty Dollars ($60.00) each (hereinafter “Preferred A Shares”); (ii) Five Hundred Thousand (500,000) shares of Class B Preferred Stock, of the par value of One Hundred Dollars ($100.00) each (hereinafter “Preferred B Shares”); and One Hundred Million (100,000,000) shares of Common Stock, of the par value of Ten Cents ($0.10) each (hereinafter “Common Shares”). The designations, powers, preferences, and rights of each class, and the qualifications, limitations, or restrictions thereof, shall be as set forth in this ARTICLE FOURTH.

Section 4.1. Dividends.

4.1.1. Dividend Rate on Preferred A Shares. The holders of Preferred A Shares shall be entitled to receive, when, as, and if declared by the Board of Directors of the corporation to the extent and out of funds legally available for the payment of dividends, cash dividends at the rate of (a) Ninety Cents ($0.90) per share per quarter for each of the eight full fiscal quarters of the corporation following the Preferred Dividend Commencement Date (as defined in subsection 4.1.2 hereof), and (b) One Dollar and Twenty Cents ($1.20) per share per quarter for each full fiscal quarter thereafter.

4.1.2. Preferred Dividend Commencement Date. The Preferred Dividend Commencement Date shall be the first day of the fifth full fiscal quarter of the corporation beginning after the first issuance of Preferred A Shares (which date for reference purposes is May 21, 1985).

4.1.3. Accrual and Cumulation of Preferred Dividends. Dividends on the Preferred A Shares shall (a) accrue at the rates set forth in subsection 4.1.1 hereof, whether or not earned or declared; (b) be payable before any dividends (other than a dividend payable solely in Common Shares or Preferred B Shares) on Common Shares or Preferred B Shares are paid, declared, or set aside for, payment; and (c) be cumulative, so that if dividends accrued under this Section on the outstanding Preferred A Shares have not been paid or set aside for payment, for any fiscal quarter or quarters, the amount of the deficiency shall first be declared and fully paid or set aside for payment, but without interest, before any distribution, by dividend or otherwise (other than a distribution solely in Common Shares or Preferred B Shares) is declared, paid, or set aside for payment on the Common Shares or Preferred B Shares. Unless otherwise declared by the Board of Directors, no dividends shall accrue or cumulate on the Preferred A Shares before the Preferred Dividend Commencement Date.

Exhibit B-1

4.1.4. Restriction on Dividends on Other Stock. The corporation shall not declare, pay, or set aside for payment any dividend or other distribution with respect to the Common Shares or Preferred B Shares (other than a distribution solely in Common Shares or Preferred B Shares) (a) until after the first dividend required to be paid on the Preferred A Shares pursuant to subsection 4.1.1 hereof has been declared and paid or set aside for payment; and (b) unless an amount equal to all dividends on the Preferred A Shares required to be paid under this Section, including an unpaid cumulated dividends, has been declared and paid or set aside for payment.

4.1.5. Definition of “Set Aside for Payment”. For the purpose of this ARTICLE FOURTH, a dividend or other distribution to the holders of the Preferred A Shares shall be deemed to have been “set aside for payment” if and only if funds sufficient for the payment in full of such dividend or distribution have been deposited with a bank or trust company in the States of Texas, New York, or California, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay said amounts to the holders of the Preferred A Shares on the date for payment thereof and to pay to the corporation all interest and other income earned with respect to such amounts so deposited.

4.1.6. Record Date: Payment Date. With respect to each fiscal quarter of the corporation for which the holders of the Preferred A Shares are entitled to receive a dividend and for which the Board of Directors of the corporation has declared a dividend on the Preferred A Shares (‘Dividend Quarter”), such dividend shall be payable to the holders of record of Preferred A Shares on the last day of the Dividend Quarter and shall be paid no later than 90 days after the last day of the Dividend Quarter (the “Preferred Dividend Payment Date”).

4.1.7. Dividends on Common Shares. Subject to all the provisions hereof and of any resolution or resolutions (the “Preferred B Resolutions”) of the Board of Directors of this corporation providing for the issuance of any series of Preferred B Shares, and further subject to the prior rights and privileges of the holders of Preferred A Shares and Preferred B Shares, the holders of Common Shares shall be entitled to receive dividends when, as, and if declared by the Board of Directors of the corporation, to the extent and out of funds legally available for the payment of dividends.

Section 4.2. Liquidation Preference. In the event of the voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of Preferred A Shares shall be entitled to be paid out of the net assets of the corporation an amount equal to the sum of Sixty Dollars ($60.00) per share, plus all unpaid dividends cumulated in respect of the outstanding Preferred A Shares, before any distribution or payment is made to the holders of Preferred B Shares or Common Shares. In the event that the net assets of the corporation are insufficient to pay the full amount then due to the holders of Preferred A Shares, the entire net assets of the corporation shall be distributed among the holders of Preferred A Shares in direct proportion to the number of Preferred A Shares held by each. The consolidation or merger of the corporation into or with any other corporation or corporations, in the manner provided by law, shall not be deemed to be a liquidation, dissolution, or winding up of the affairs of the corporation. After the payment to the holders of Preferred A Shares of all amounts to which they are entitled, as herein above provided, the holders of the shares of each series of the Preferred B Shares then outstanding shall be entitled to receive out of the remaining net assets of the corporation, but, only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of the Common Shares, the amount per share fixed by the Preferred B Resolutions to be received by the holders of shares of each such series on such voluntary or involuntary liquidation, dissolution, or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred B Shares of all series, or duly provided for, the remaining net assets of the corporation, if any, shall be distributed to the holders of the Common Shares in direct proportion to the number of Common Shares held by each. However, if upon any such liquidation, dissolution, or winding-up, the net assets of the corporation available for distribution among the holders of any one or more series of the Preferred B Shares, that (a) are entitled to a preference over the holders of the Common Shares upon such liquidation, dissolution, or winding-up, and (b) rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of the Preferred B Shares ratably according to the respective amounts to which they would be entitled with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Section 4.3. Redemption of Preferred A Shares.

4.3.1. Optional Redemption. The corporation may, at any time or from time to time at its sole option, redeem all or part of the outstanding Preferred A Shares. The redemption price of a Preferred A Share under this

Exhibit B-2

subsection is Sixty Dollars ($60.00) plus the amount of all unpaid dividends cumulated with respect to such share under subsection 4.1.3 hereof.

4.3.2. Mandatory Purchase. The corporation shall redeem, at the price specified in subsection 4.3.1 above, or purchase in the open market, such number of Preferred A Shares at such time or times, if any, as may be necessary to reduce the number of Preferred A Shares outstanding on the last day of each of the corporation’s fiscal years set forth below to not more than the number of shares set forth opposite such year, as follows:

Year	Maximum Number of Shares Outstanding
1990	483,333
1991	466,666
1992	450,006
1993	433,333
1994	416,666
1995	400,000
1996	383,333
1997	366,666
1998	350,000
1999	333,333
2000	316,666
2001	300,000
2002	283,333
2003	266,666
2004	250,000
2005	-0-

4.3.3. [Intentionally Left Blank.]

4.3.4. Procedure-for Redemption.

4.3.4.1. Date and Place of Redemption. The Board of Directors of the corporation may, by resolution, fix the date and place of redemption (which place may be within or without the State of Delaware).

4.3.4.2. Notice. The corporation shall notify each holder of Preferred A Shares to be redeemed of the amount of his shares to be redeemed and the date and place of redemption by United States Mail, first-class postage prepaid, addressed to each such stockholder at his last known post office address as shown on the stock record books of the corporation, mailed no later than twenty (20) days before the date of redemption.

4.3.4.3. Effectiveness of Redemption. If the notice required by subsection 4.3.4.2 above has been duly given and, on or before the date fixed for redemption, the funds necessary to effect such redemption have been set aside for payment to the holders of the Preferred A Shares to be redeemed, then, whether or not a certificate evidencing shares to be redeemed has been surrendered, the shares evidenced thereby shall no longer be outstanding, and the right to receive dividends thereon, the right to vote the same, and all other rights with respect to such shares shall cease and terminate on the date so fixed for redemption, except only the right of the holder of such Preferred A Shares to receive the redemption price therefor, without interest, upon surrender of the certificate or certificates evidencing the same, duly endorsed for transfer.

Exhibit B-3

4.3.4.4. Selection of Shares for Redemption. If at any time less than all of the outstanding Preferred A Shares are to be redeemed, the shares to be redeemed shall be selected by lot or in such other manner as the Board of Directors of the corporation may deem fair and appropriate.

4.3.4.5. Board of Directors’ Authority. Subject to the limitations and provisions hereof, the Board of Directors shall have the full power and authority to prescribe the manner in which, and the terms and conditions upon which, Preferred A Shares shall be redeemed.

4.3.5. Cancellation. All Preferred A Shares redeemed, purchased, or otherwise acquired by the corporation in any manner shall be cancelled and shall not be reissued.

Section 4.4. Voting Rights.

4.4.1. Generally. The holders of the Common Shares have one (1) vote for each Common Share so held. The holders of the Preferred A Shares have one (1) vote for each Preferred A Share so held, and shall vote along with the holders of Common Shares and not as a separate class (except as hereafter provided or as otherwise provided by law), upon each and any matter submitted to a vote of the stockholders of the corporation. Except in the case of election of directors, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in his name on the books of the corporation. Except as otherwise provided herein, at all elections of directors each stockholder shall be entitled to as many votes as shall equal the number of votes to which his shares of stock are entitled, multiplied by the number of directors to be elected by the holders of shares of the same class as such stockholder, and such stockholder may cumulate his votes and cast all of such votes for a single director or may distribute them among the number to be voted for by holders of such class of stock, or any two or more of them as he may see fit. Subject to Section 4.10 hereof, the holders of the Preferred B Shares shall have such voting rights as are provided in this Certificate. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by not less than all the holders of outstanding stock entitled to vote thereon; written consents of holders of less than all holders of outstanding stock entitled to vote on a matter shall not be effective.

4.4.2. Upon Default. Upon the occurrence and during the continuance of any Event of Default (as defined at Section 4.5 below), the holders of the Preferred A Shares, voting separately as a class, shall be entitled to elect the smallest number of directors that then shall constitute a majority of the directors of all of the then authorized number of directors of the corporation. The holders of the Common Shares and the holders of the Preferred B Shares (to the extent provided by this Certificate) shall elect the remaining directors. In such event, only holders of Preferred A Shares may vote for directors to be elected by holders of the Preferred A Shares and only holders of Common Shares and the holders of the Preferred B Shares (to the extent provided by this Certificate) may vote for directors to be elected by holders of the Common Shares and the holders of the Preferred B Shares (to the extent provided by this Certificate).

4.4.3. Approval for Certain Transactions.

4.4.3.1. Certain Transactions. Unless the corporation has first obtained the approval of the holders of two-thirds (2/3) of the outstanding Preferred A Shares, the corporation shall not:

(a) amend this Certificate in a manner that would materially adversely affect the holders of the Preferred A Shares; or

(b) increase the authorized number of Preferred A Shares; or

(c) merge or consolidate with any other corporation; or

(d) sell, convey, or otherwise, dispose of all or substantially all of the property or business of the corporation; or

Exhibit B-4

(e) amend Sections 4.1 and 4.2 above if such amendment would materially adversely affect the holders of the Preferred A Shares.

4.4.3.2. Junior Preferred Stock. Unless the corporation has first obtained the approval of the holders of two-thirds (2/3) of the outstanding Preferred A Shares, the corporation shall not:

(a) create any class of preferred stock having preferences over or being on a par with the Preferred A Shares as to dividends, redemption, or liquidation; or

(b) create any class of preferred stock that is subject to redemption while any of the Preferred A Shares are outstanding; or

(c) create any class of preferred stock upon which dividends are to be paid at any time in an amount that, when calculated as a percentage of the par value of such preferred stock, is in excess of the dividends payable at such time pursuant to subsection 4.1.1 hereof on the Preferred A Shares, when calculated as a percentage of the par value of the Preferred A Shares, or

(d) create any class of preferred stock upon which dividends shall by payable prior to the Preferred Dividend Commencement Date or upon which dividends shall be payable if dividends accrued under subsection 4.1.3 on the outstanding Preferred A Shares have not been paid or set aside for payment for any fiscal quarter or quarters; or

(e) create any class of preferred stock that is convertible into Common Shares at a price below the greater of (i) Three Dollars and Fifty Cents ($3.50) per Common Share or (ii) an amount that is one hundred fifty percent (150%) of the average of the mean between the bid and asked prices of the Common Shares during the twenty (20) trading days prior to the issuance of such junior preferred stock.

Section 4.5. Default.

4.5.1. Events of Default. The occurrence of any of the following events shall be deemed to be an “Event of Default” for purposes of this ARTICLE FOURTH:

(a) any failure to redeem or purchase Preferred A Shares as required by subsections 4.3.2 and 4.3.3 hereof in the manner and amount and at the time and place specified in Section 4.3 hereof, if such shares are not otherwise purchased in the manner and amount and at the time and place specified in Section 4.3 hereof by a BHC Affiliate; and

(b) the failure of the corporation, whether or not declared and whether or not funds are legally available, for the payment thereof, on or before any Preferred Dividend Payment Date, to pay the lesser of: (i) the dividends cumulated in respect of the Preferred A Shares at the end of the fiscal quarterly accounting period ended next preceding such Preferred Dividend Payment Date; or (ii) twenty-five percent (25%) of the Available Cash Flow (as hereinafter defined) of the corporation during the four (4) consecutive fiscal quarterly accounting periods ending with the next preceding fiscal quarterly accounting period prior to such Preferred Dividend Payment Date. The term “Available Cash Flow,” as used herein with respect to any given period of four (4) fiscal quarterly accounting periods shall mean and refer to an amount equal to: (A) the after-tax net income of the corporation during such period, plus (B) the depreciation, amortization and other similar non-cash charges deducted by the corporation during such period in determining its after tax net income, minus (C) mandatory (as opposed to voluntary) payments during such period of the principal portion (as opposed to interest) of rental payments under leases capitalized on the books of the corporation for financial reporting purposes minus (D) all dividends paid by the corporation on Preferred A Shares during such period, minus (E) all principal and interest payments, if any, made by the corporation to Pizza Time Theatre, Inc., or its successors and assigns, with respect to indebtedness with an original term in excess of six (6) months, and minus (F) the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

Exhibit B-5

4.5.2. Effect of Failure to Redeem or Purchase. The sole effect of the occurrence and continuance of any such Event of Default (as hereinafter defined) shall be:

(a) the adjustment of voting rights of the holders of Preferred A Shares as provided in subsection 4.4.2 hereof; and

(b) the continuance of all dividend, voting and other rights of the holders of Preferred A Shares not so redeemed as herein required, including, without limitation, the right to receive dividends pursuant to Section 4.1 hereof and to be redeemed pursuant to Section 4.3 hereof, to the extent that the corporation has funds legally available for such purposes.

4.5.3. Cure. An Event of Default shall be deemed to continue until such time as (a) the number of Preferred A Shares then held by holders other than the corporation or a BHC Affiliate does not exceed the maximum number of Preferred A Shares then permitted to be outstanding pursuant to subsections 4.3.2 and 4.3.3 hereof; and (b) the corporation shall have declared, and paid or set aside for payment, such aggregate amount as would have been theretofore required to have been declared and paid on all past Dividend Payment Dates to prevent an Event of Default from having occurred with respect to any Preferred A Shares then outstanding.

4.5.4. [Intentionally Left Blank.]

Section 4.6. Election of New Directors Upon Default.

4.6.1. Number of Directors. Upon the occurrence of any Event of Default and the election held pursuant to subsection 4.6.4 hereof, the number of the corporation’s directors shall be five (5).

4.6.2. New Election.

4.6.2.1. Notice. Within ten (10) days after receipt of a written request or requests for a shareholder’s meeting from the holder or holders of five percent (5%) or more of the Preferred A Shares after the occurrence of an Event of Default, the Secretary of the corporation shall notice and call a meeting of the shareholders of the corporation for the purpose of electing new directors.

4.6.2.2. Time and Place. Such meeting shall occur at the principal office of the corporation or such other location as the Board of Directors in good faith determines to be convenient to the majority of the shareholders. The meeting shall occur within fifty (50) days after the last day the Secretary is required to notice and call the meeting. The meeting may be a special meeting or an annual meeting.

4.6.2.3. Other Matters. The shareholders may consider other matters as they are permitted to consider by these Articles, the bylaws of the corporation, or by law, provided that nomination and election of new directors by the holders of the Preferred A Shares shall be the first item of business.

4.6.2.4. Quorum. Holders of one-third (1/3) of the Preferred A Shares shall constitute a quorum for the election of directors to be elected by the holders of the Preferred A Shares.

4.6.3. Resignations of Directors During Continuance of an Event of Default. All members of the Board of Directors shall be deemed to have resigned on the date of the meeting held pursuant to subsection 4.6.2.2 hereof.

4.6.4. Election of Directors During Continuance of an Event of Default. At the meeting held pursuant to subsection 4.6.2.2 hereof, the holders of Preferred A Shares, Preferred B Shares, and Common Shares shall be entitled to vote for the election of directors of the corporation as provided in subsection 4.4.2 hereof.

4.6.5. Vacancies. During the continuance of an Event of Default, vacancies on the Board of Directors created other than by the operation of subsection 4.6.3 may be filled only by action of directors who were elected by holders of shares of stock of the same class as those who elected the director whose successor is to be chosen. All other vacancies shall be filed as provided in the Bylaws of the corporation.

Exhibit B-6

4.6.6. Termination of Event of Default. The terms of the directors elected or appointed by or on behalf of the holders of Preferred A Shares shall expire, and the number of the corporation’s directors shall revert to the number that existed immediately prior to the Event of Default that resulted in the election of directors by classes, automatically at such time as there is no Event of Default continuing under this ARTICLE FOURTH.

Section 4.7. No Conversion Rights. The Preferred A Shares shall not be convertible into Common Shares.

Section 4.8. All Shares Nonassessable. All shares of stock of the corporation of any class shall be nonassessable.

Section 4.9. No Preemptive Rights. No holder of any shares of the corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any shares of -stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property bonds, notes, debentures, other securities, or stock convertible into shares of stock of the corporation or carrying or evidencing any right to purchase shares of stock of any class.

Section 4.10. No Nonvoting Equity Securities. The corporation shall not authorize or issue any class or series of non-voting equity securities.

Section 4.11. Preferred B Shares.

4.11.1. Issuance. Preferred B Shares may be issued in one or more series at such time or times as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects. Preferred B Shares may be issued for such consideration or considerations as the Board of Directors may determine, provided that the value of such consideration or considerations shall equal or exceed, in the good faith business judgment of the Board of Directors, the greater of (i) the aggregate par value of the Preferred B Shares to be issued or (ii) the fair market value of the Preferred B Shares to be issued, if an active trading market has developed for the series of Preferred B Shares being so issued.

4.11.2. Authorization. Subject to the restrictions set forth in subsection 4.4.3.2 hereof, authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issue of any series of Preferred B Shares, the powers, designations, preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

(a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

(b) The dividend rate or rates on the shares of such series and the preferences, if any, over any other series of Preferred B Shares (or of any other series of Preferred B Shares over such series) with respect to dividends, the terms and conditions upon which and the periods with respect to which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall cumulate;

(c) Whether or not the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the time or times when, the price or prices at which, and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares of such series are to be redeemed;

(d) The rights to which the holders of shares of such series shall be entitled, and the preferences if any, over any other series of Preferred B Shares (or of any other series of Preferred B Shares over such series), upon the voluntary or involuntary liquidation, dissolution, or winding-up of the corporation, which rights may vary depending on whether such liquidation, dissolution, or winding-up is voluntary or involuntary, and, if voluntary, may vary at different dates;

(e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement, or sinking fund, and, if so, whether and upon what conditions such purchase, retirement, or sinking

Exhibit B-7

fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

(f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

(g) The voting powers, full and/or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series of Preferred B Shares having similar provisions) shall be entitled to vote separately as a single class for the election of one or more directors of the corporation in case of dividend arrearages or other specified events, or upon other matters;

(h) Whether or not the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences, or rights of any such other series; and

(i) Any other preferences, privileges, and powers, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation or law.

4.11.3. Dividends. After the requirements with respect to preferential dividends on the Preferred A Shares (fixed pursuant to Section 4.1 hereof) shall have been met:

4.11.3.1. Fixing of Dividends. The shares of each series of Preferred B Shares shall entitle the holders thereof to receive, when, as, and if declared by the Board of Directors out of funds legally available for dividends, cash dividends at the rate, under the conditions, for the periods, and on the dates fixed by the resolution or resolutions of the Board of Directors pursuant to authority granted in this Section 4., for each series, and no more, before any dividends on the Common Shares (other than a distribution solely in Common Shares) shall be paid, declared, or set apart for payment.

4.11.3.2. Restrictions on Dividends on Common and other Junior Stock. Unless dividends on all outstanding shares of each series of the Preferred B Shares shall have been fully paid or declared and set aside for payment, for all past quarterly dividend periods, and unless all required sinking fund payments, if any, shall have been made or provided for, no dividend (except a dividend payable in Common Shares and/or shares of any other class of stock ranking junior to the Preferred B Shares) shall be paid upon or declared, or set apart for the Common Shares or any other class of stock ranking junior to the Preferred B Shares.

4.11.4. Reissuance of Preferred B Shares. Preferred B Shares redeemed, converted, exchanged, purchased, retired, or surrendered to the corporation, or which have been issued and reacquired in any manner, shall have the status of authorized and unissued Preferred B Shares and may be reissued by the Board of Directors as shares of the same or any other series of Preferred B Shares.

FIFTH. The number of directors of the corporation shall be as provided in the Bylaws of the corporation.

In lieu of electing the whole number of directors annually, the directors have been divided into three (3) classes, Class I, Class II and Class III, with three (3) directors in Class I, two (2) directors in Class II and three (3) directors in Class III. The incorporator of the Corporation appointed directors of Class I to hold office for a term expiring at the annual meeting of stockholders to be held in 2004; directors of Class II were appointed to hold office for a term expiring at the second succeeding annual meeting of stockholders; and directors of Class III were appointed to hold office for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Each director shall hold office for the term for which he was elected and until his

Exhibit B-8

successor is elected and qualified or until his earlier resignation or removal. Any increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the classes so as to make all classes as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a vacancy in the Board of Directors or to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified or until his earlier resignation or removal. Directors of the corporation may be removed only for cause.

Upon the occurrence of any Event of Default (as defined above) and the election held pursuant to Subsection 4.6.4. hereof, the effectiveness of the provisions of the immediately preceding paragraph shall be suspended, and the five (5) directors elected in accordance with Section 4.6 hereof shall serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their successors are elected and qualified or until their earlier registration or removal. Upon the discontinuance of an Event of Default, the suspension of the effectiveness of the provisions of the immediately preceding paragraph shall automatically cease; the directors whose terms shall not have expired by reason of the discontinuance of such Event of Default shall be designated as Class III directors; the remaining directors, subject to applicable Delaware law, may appoint directors in accordance with the provisions of Section 14 of the Bylaws or may call a special meeting of stockholders to elect directors to fill the vacancies created by the expiration of the terms of directors elected or approved by or on behalf of the holders of the Preferred A Shares and to fill any newly created directorships resulting from an increase in the number of directors due to a cessation in such suspension; and the terms of each class of directors shall be determined by the provisions of the immediately preceding paragraph to fill newly created directorships on the Board of Directors.

SIXTH. The corporation is to have perpetual existence.

SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

EIGHTH. Elections of directors need not be by ballot unless the Bylaws of the corporation so provide.

NINTH. The provisions of the Bylaws of this corporation contained in Section 13 of 14 thereof may be amended, altered, changed or repealed from time to time by directors constituting at least two-thirds ( 2/3) of the authorized number of directors of the corporation; provided, however, that the stockholders at an annual meeting, or special meeting, may also amend, alter, change or repeal such provisions by the affirmative vote of the holders of two-thirds ( 2/3) of the issued and outstanding shares of all classes of stock of the corporation entitled to vote thereon, voting as one class. All provisions of the Bylaws, other than those referred to above in this paragraph, may be amended or repealed and new Bylaws not inconsistent or in conflict with those provisions referred to above in this paragraph may be added from time to time by a majority of the Board of Directors then in office; provided, however, that the stockholders at an annual meeting, or special meeting, may also from time to time amend all provisions of the Bylaws, other than those referred to above in this paragraph, and add new Bylaws not inconsistent or in conflict with those provisions referred to above in this paragraph by the affirmative vote of the holders of a majority of all classes of stock of the corporation entitled to vote thereon, voting as one class. Any amendment to the Bylaws adopted by the stockholders as aforesaid may thereafter be further amended by the directors as aforesaid unless the stockholders shall have provided otherwise in such amendment.

TENTH. The corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employer or agent of the corporation, or any person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Delaware.

ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

Exhibit B-9

corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

TWELFTH. Except as may be otherwise provided by statute, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term “person,” a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the corporation shall have either actual or constructive notice of the interest of such person.

THIRTEENTH. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

FOURTEENTH. The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. The provisions contained in the Articles FIFTH, NINTH and FOURTEENTH of this Certificate of Incorporation may be amended, altered, changed or repealed from time to time only upon (1) the approval of directors constituting at least two-thirds ( 2/3) of the authorized number of directors of the corporation, and (2) the affirmative vote of the holders of two-thirds ( 2/3) of the issued and outstanding shares of all classes of stock of the corporation entitled to vote thereon, voting as one class at any annual or special meeting of the stockholders. All provisions of this Certificate of Incorporation, other than those referred to above in this Article, may be amended, altered, changed or replaced in the manner now or hereafter prescribed by statute.

FIFTEENTH. No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

SIXTEENTH. The name and address of the incorporator is:

Marshall R. Fisco, Jr.

4441 West Airport Freeway

Irving, Texas 75062

The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is the act and deed of the undersigned and the facts stated herein are true, and accordingly the undersigned has hereunto set his hand this        day of                     , 2003.

Exhibit B-10

Exhibit C

BYLAWS OF NEWCO

BYLAWS

OF

CEC—DELAWARE, INC.

Offices

1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the corporation in the State of Delaware shall be such as shall be determined from time to time by the Board of Directors and on file in the appropriate public offices of the State of Delaware pursuant to applicable provisions of law.

2. Corporate Offices. The corporation may have such other corporate offices and places of business anywhere within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the corporation may require.

Seal

3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.” The corporate seal may be used by causing it or a facsimile thereon to be impressed or affixed or otherwise reproduced in any manner.

Stockholders’ Meeting

4. Place of Meetings. All meetings of the stockholders shall be held at the offices of the corporation in the City of Irving, State of Texas or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

5. Annual Meeting. An annual meeting of the stockholders of the corporation shall be held on the last Tuesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect directors by a plurality vote to serve until the next annual meeting of the stockholders and until their successors are elected and qualified, or until their earlier resignation or removal, and shall transact such other business as may properly be brought before the meeting. At the annual meeting, the stockholders may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.

6. Special Meetings. Special meetings of the stockholders may be held for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, and may be called by the Chairman of the Board, by the Chief Executive Officer, by the President, by the Secretary, by the Board of Directors, or by the holders of, or by any officer or stockholder upon the written request of the holders of, not less than ten percent (10%) of the outstanding stock entitled to vote at such meeting, and shall be called by any officer directed to do so by the Board of Directors or requested to do so in writing by a majority of the Board of Directors. Any such written request shall state the purpose or purposes of the proposed meeting.

The “call” and the “notice” of any such meeting shall be deemed to be synonymous.

7. Voting. At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by such stockholder and being granted not more than three years prior to said meeting, unless said stockholder shall provide for a longer period. Unless otherwise provided by the Certificate of Incorporation and except in the case of election of directors, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in his name on the books of the corporation. Except as otherwise provided by the Certificate of Incorporation, at all elections of directors each stockholder shall be entitled to as many votes as shall

Exhibit C-1

equal the number of votes to which his shares of stock are entitled, multiplied by the number of directors to be elected by the holders of shares of the same class as such stockholder, and such stockholder may cumulate his votes and cast all of such votes for a single director or may distribute them among the number to be voted for by holders of such class of stock, or any two or more of them as he may see fit. At all meetings of stockholders, the voting may be otherwise than by ballot, including the election of directors, except that, unless otherwise provided by the Certificate of Incorporation, any qualified voter may demand a vote by ballot on any other matter, in which event such vote shall be taken by ballot.

8. Quorum. The holders of a majority of the outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. Every decision of a majority in amount of stock of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Certificate of Incorporation or by these Bylaws.

If the holders of not less than twenty-five percent (25%) of the outstanding stock entitled to vote at any meeting are present in person or by proxy at a meeting at which a quorum shall not be present, the holders of a majority of the stock present in person or by proxy at such meeting shall have power successively to adjourn the meeting from time to time to a specified time and place, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

9. Stock Ledger. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required under Section 10 of these Bylaws or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

10. Stockholders’ Lists. The Secretary or Assistant Secretary, who shall have charge of the stock ledger, shall, if required in writing by any stockholder at least twenty (20) days prior to any meeting of stockholders or if ordered to do so by the Board of Directors, prepare and make, at least ten days before such meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

11. Notice. Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder of record of the corporation entitled to vote at such meeting, either personally or by first class mail, not less than ten (10) days or not more than fifty (50) days prior to the meeting.

12. Consent of Stockholders in Lieu of Meeting. To the extent, if any, and in the manner permitted by statute and unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote thereon.

Board of Directors

13. (a) Management. The management of all the affairs, property and business of the corporation shall be vested in a Board of Directors.

Subject to the other terms and conditions contained herein and/or in the Certificate of Incorporation of the Corporation, the Board of Directors shall consist of eight (8) persons. In lieu of electing the whole number of directors annually, the directors have been divided into three (3) classes, Class I, Class II and Class III, with three (3)

Exhibit C-2

directors in Class I, two (2) directors in Class II and three (3) directors in Class III. The incorporator of the Corporation appointed directors of Class I to hold office for a term expiring at the annual meeting of stockholders to be held in 2004; directors of Class II were appointed to hold office for a term expiring at the second succeeding annual meeting of stockholders; and directors of Class III were appointed to hold office for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Commencing on the date hereof and continuing thereafter but subject to the other terms and conditions contained herein and/or in the Certificate of Incorporation, there shall be as evenly as practical three Directors in each such Class. Each director shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier resignation or removal. Any increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the classes so as to make all classes as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a vacancy in the Board of Directors or to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified or until his earlier resignation or removal.

Upon the occurrence of any Event of Default (as defined in the Certificate of Incorporation of the corporation) and the election held pursuant to Subsection 4.6.4. of the Certificate of Incorporation of the Corporation, the effectiveness of the provisions of the immediately preceding paragraph shall be suspended, and the five (5) directors elected in accordance with Section 4.6 of the Certificate of Incorporation shall serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. Upon the discontinuance of an Event of Default, the suspension of the effectiveness of the provisions of the immediately preceding paragraph shall automatically cease; the directors whose terms shall not have expired by reason of the discontinuance of such Event of Default shall be designated as Class III directors; the remaining directors, subject to applicable Delaware law, may appoint directors in accordance with the provisions of Section 14 of these Bylaws or may call a special meeting of stockholders to elect directors to fill the vacancies created by the expiration of the terms of directors elected or approved by or on behalf of the holders of the Preferred A Shares (as defined in the Certificate of Incorporation) of this corporation and to fill any newly created directorships resulting from an increase in the number of directors due to a cessation in such suspension; and the terms of each class of directors shall be determined by the provisions of the immediately preceding paragraph to fill newly created directorships on the Board of Directors.

Unless required by the Certificate of Incorporation, directors need not be stockholders. In addition to the powers and authority by these Bylaws and the Certificate of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

(b) Executive Committee. There shall be, and there hereby is, an Executive Committee of the Board of Directors of the corporation, to be selected by the Board of Directors and to consist of four (4) directors of the corporation, which Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that such Committee shall not have the power or authority of the Board of Directors with respect to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the Bylaws of the corporation, the declaration of dividends or the issuance of stock. Notwithstanding the foregoing, the Executive Committee shall be dissolved during, and shall not be reconvened until the end of, the period commencing upon the election of directors of this corporation pursuant to Section 4.6 of ARTICLE FOURTH of the Certificate of Incorporation of this corporation and ending at such time as there is no Event of Default then continuing.

The Executive Committee shall meet from time to time on call of the Chairman of the Executive Committee or a majority of the members of the Executive Committee. Notice of each such meeting stating the place, day and hour thereof shall be served personally on each member of the Executive Committee or shall be mailed, telephoned, telecopied or telegraphed to his or her address on the books of the corporation no fewer than forty-eight (48) hours before the meeting. No such notice need state the business proposed to be transacted at the meeting and no notice of the time or place of any meeting of the Executive Committee need be given to any member thereof who either attends in person or who, in writing, executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice need be given of any adjourned meeting of the Executive Committee. Meetings of the

Exhibit C-3

Executive Committee may be held at such place or places as the Executive Committee or its Chairman shall determine or as may be specified or fixed in the respective notices or waivers thereof and may be held by means of a telephone conference call or similar communications equipment as set forth in the Bylaws. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of any business. A vote of a majority of the Executive Committee present at a meeting shall be the act of the Executive Committee. The Executive Committee may fix its own rules of procedure. It shall keep a record of its proceedings (which shall at all times be available to the Board of Directors) and shall report the actions taken by it to the Board of Directors at the regular meeting thereof held next following the meeting of the Executive Committee at which such actions were taken. Actions may be taken by the Executive Committee without a meeting if all of the members of the Executive Committee consent thereto in writing and the writing or writings are filed with the records of the proceedings of the Executive Committee. The Chairman of the Executive Committee shall preside at its meetings. In his absence or inability to act, any other member of the Executive Committee designated by a majority of the members of the Executive Committee present at any meeting shall preside. The Executive Committee shall appoint its own Secretary who may be the Secretary or Assistant Secretary of the corporation.

14. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by two-thirds (2/3) of the directors then in office, though less than a quorum, or by a sole remaining director, unless it is otherwise provided in the Certificate of Incorporation or Bylaws, and the directors so chosen shall hold office for the terms specified in the Certificate of Incorporation, and until their successors are duly elected and qualified or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

15. Meetings of the Newly Elected Board—Notice. The first meeting of the members of each newly elected Board of Directors shall be held (i) at such time and place either within or without the State of Delaware as shall be suggested or provided by resolution of the stockholders at the meeting at which such newly elected Board was elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (ii) if not so suggested or provided for by resolution of the stockholders or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in Section 18 of these Bylaws with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice; or (iii) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the stockholders, at such time and place as shall be consented to in writing by all of the newly elected directors.

Every director of the corporation, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the Board subsequent to his election shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

16. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by the full Board of Directors. Any business may be transacted at a regular meeting.

17. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Secretary, or by any two (2) or more of the directors. The place may be within or without the State of Delaware as designated in the notice.

18. Notice of Special Meetings. Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director addressed to him at his residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telefax, telegram, or delivered personally, at least two (2) days before the day on which the meeting is to be held. The notice may be given by any officer having authority to call the meeting. “Notice” and “call” with respect to such meetings shall be deemed to be synonymous. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present thereat.

19. Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the corporation, or

Exhibit C-4

any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting pursuant hereto shall constitute presence in person at such meeting.

20. Quorum. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business, and except as may be otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

If at least two (2) directors or one-third (1/3) of the whole Board of Directors, whichever is greater, is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any director other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned.

21. Standing or Temporary Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors with respect to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless said resolution or resolutions, the Certificate of Incorporation, or these Bylaws expressly so provide, no such committee shall have power or authority to declare a dividend or to authorize the issuance of stock.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All committees so appointed shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation and shall report the same to the Board of Directors at its next meeting. The Secretary or an Assistant Secretary of the corporation may act as Secretary of the committee if the committee so requests.

22. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors may, by resolution, fix a sum to be paid to directors for serving as directors of the corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Directors and in each case may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving his regular compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

23. Resignations. Any director may resign at any time by giving a written notice to the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

24. Indemnification and Liability of Directors and Officers. Each person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation as of right to the full extent permitted or authorized by the laws of the State of Delaware, as now in effect and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto) against any liability, judgment, fine,

Exhibit C-5

amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation or, if serving at the request of the corporation, as a director, officer, employee or agent of another entity. The indemnification provided by this bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under any other bylaw or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnification with respect to the same or different persons or classes of persons. The corporation shall advance to any person entitled to indemnification hereunder such expenses and costs as such person may incur in connection with any matter, event, claim or cause of action for which indemnification is, or may be, available hereunder provided that such person agrees to return to the corporation any such funds so advanced in the event that such person is not entitled to such indemnification hereunder.

No person shall be liable to the corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation or of any other entity which he serves as a director, officer, employee or agent at the request of the corporation, if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation, or for such other entity, or upon statements made or information furnished by directors, officers, employees or agents of the corporation or for such other entity which he had no reasonable grounds to disbelieve.

25. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Officers

26. (a) Officers—Who Shall Constitute. The officers of the corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at their first meeting after the annual meeting of the stockholders. The Board of Directors may also designate additional Assistant Secretaries and Assistant Treasurers. In the discretion of the Board of Directors, the Chairman of the Board of Directors shall at all times be, and other officers may be (but need not be) members of the Board of Directors. Any two (2) or more offices may be held by the same person.

An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board; provided, however, the Board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

(b) Term of Office. Each officer of the corporation shall hold his office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of his election or appointment, or until his death, resignation or removal by the Board, whichever occurs first. In any event, each officer of the corporation who is not reelected or reappointed at the annual meeting of the Board of Directors next succeeding his election or appointment and at which any officer of the corporation is elected or appointed shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of his election or appointment.

(c) Other Officers and Agents. The Board from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

27. The Chairman of the Board. If a Chairman of the Board be elected or appointed, he shall preside at all meetings of the stockholders and directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President, as it may determine from time to time, and, to the extent permissible by law, the Board may designate the

Exhibit C-6

Chairman of the Board as the chief executive officer of the corporation, with all of the powers otherwise conferred upon the Chief Executive Officer or President of the corporation under Paragraphs 28 and 29, respectively, of these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the corporation’s business and affairs between the Chairman of the Board, the Chief Executive Officer, and the President.

28. The Chief Executive Officer. Unless the Board otherwise provides, the Chief Executive Officer shall be the chief executive officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of the corporation, and he shall carry into effect all directions and resolutions of the Board. The Chief Executive Officer, in the absence of the Chairman of the Board or if there be no Chairman of the Board, shall preside at all meetings of the stockholders and directors.

The Chief Executive Officer may execute all bonds, notes, debentures, mortgages, and other instruments for and in the name of the corporation, and may cause the corporate seal to be affixed thereto.

Unless the Board otherwise provides, the Chief Executive Officer, or any person designated in writing by him, shall have full power and authority on behalf of this corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as such holder thereof this corporation may have possessed and exercised if present, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such securities held by this corporation.

He shall, unless the Board otherwise provides, be ex officio a member of all standing committees.

He shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

If a Chairman of the Board be elected or appointed and designated as the chief executive officer of the corporation, as provided in paragraph 27 of the Bylaws, the Chief Executive Officer shall perform such duties as may be specifically delegated to him by the Board of Directors or conferred by law exclusively upon him and in the absence, disability or inability to act as the Chairman of the Board, the Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board.

29. The President. Unless the Board otherwise provides, the President shall be the chief executive officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of the corporation, and he shall carry into effect all directions and resolutions of the Board. The President, in the absence of the Chairman of the Board and the Chief Executive Officer, or if there be no Chairman of the Board or Chief Executive Officer, shall preside at all meetings of the stockholders and directors.

The President may execute all bonds, notes, debentures, mortgages, and other instruments for and in the name of the corporation, and may cause the corporate seal to be affixed thereto.

Unless the Board otherwise provides, the President, or any person designated in writing by him, shall have full power and authority on behalf of this corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as such holder thereof this corporation may have possessed and exercised if present, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such securities held by this corporation.

He shall, unless the Board otherwise provides, be ex officio a member of all standing committees.

He shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

If a Chairman of the Board or Chief Executive Officer be elected or appointed and designated as the chief executive officer of the corporation, as provided in paragraphs 27 and 28, respectively, of the Bylaws, the President shall perform such duties as may be specifically delegated to him by the Board of Directors or conferred by law exclusively

Exhibit C-7

upon him and in the absence, disability or inability to act as the Chairman of the Board or Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chairman of the Board.

30. Vice President. In the absence of the President or in the event of his disability, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors may from time to time prescribe.

31. Secretary and Assistant Secretaries. The Secretary may attend all sessions of the Board and all meetings of the stockholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He shall perform like duties for the Executive Committee and other standing committees when requested by the Board or any such committee to do so.

It shall be the principal responsibility of the Secretary to give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.

The Secretary shall see that all corporate books, records, lists and information, or duplicates, required to be maintained in the State of Delaware, or elsewhere, are so maintained.

The Secretary shall keep in safe custody the seal of the corporation, and shall have the authority to affix the seal to any instrument requiring it, and when so affixed, he shall attest the seal by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

The Secretary shall have the general duties, responsibilities, and authorities of a secretary of a corporation and shall perform such other duties and have such other responsibilities and authorities as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the corporation, under whose direct supervision he shall be.

In the absence of the Secretary or in the event of his disability, inability or refusal to act, the Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors may from time to time prescribe.

32. The Treasurer and Assistant Treasurers. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or by any officer of the corporation to whom such authority has been granted by the Board of Directors.

He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the Board, and shall render to the chief executive officer of the corporation and the directors whenever they may require it, an accounting of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

He shall have the general duties, powers and responsibility of a Treasurer of a corporation and shall, unless otherwise provided by the Board, be the chief financial and accounting officer of the corporation.

If required by the Board, he shall give the corporation a bond in a sum and with one (1) or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation,

Exhibit C-8

in the case of his death, resignation, retirement or removal from office, of all corporate books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

In the absence of the Treasurer or in the event of his disability, inability or refusal to act, the Assistant Treasurer (or in the event there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other authority as the Board of Directors may prescribe from time to time.

33. Duties of Officers May be Delegated. If any officer of the corporation be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being, some or all of the functions, duties, powers and responsibilities of such officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole Board concurs therein.

34. Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

35. Salaries and Compensation. Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board, the Chief Executive Officer, and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board, the Chief Executive Officer, or the President, or may be delegated to a committee. Salaries and compensation of all other appointed officers, agents and employees of the corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the Chairman of the Board, the Chief Executive Officer, the President or such other officer or officers as may be designated by the Board of Directors to do so.

36. Delegation of Authority to Hire, Discharge and Designate Duties. The Board from time to time may delegate to the Chairman of the Board, the Chief Executive Officer, the President or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

Shares of Stock

37. Certificates for Shares of Stock. Certificates for shares of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chairman of the Board, the Chief Executive Officer, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying to the number of shares owned by him. To the extent permitted by statute, any or all the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer, transfer agent or registrar of the corporation.

38. Transfer of Stock. Transfers of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation. Until and unless the Board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by him, shall perform all of the duties thereof.

Exhibit C-9

39. Registered Stockholders. Registered stockholders only shall be entitled to be treated by the corporation as the holders and owners in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

40. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation and its transfer agents and registrars, if any, a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates.

41. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation of the corporation or these Bylaws.

42. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (if permitted by statute) to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Dividends and Finance

43. Dividends. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Certificate of Incorporation and of any applicable law and of these Bylaws, may be declared by the Board of Directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property, or in shares of stock of the corporation.

44. Creation of Reserves. The directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or may abolish any such reserve in the manner in which it was created.

45. Moneys. The moneys of the corporation shall be deposited in the name of the corporation in such bank, banks, trust company, or trust companies as the Board of Directors shall designate, and shall be drawn out only by check, signed by the persons designated by resolution adopted by the Board of Directors, except that the Board of Directors may delegate said powers in the manner hereinafter provided in this Bylaw Section 44. The Board of Directors by resolution may authorize an officer or officers of the corporation to designate any bank, banks, trust company, or trust companies in which moneys of the corporation may be deposited, and to designate the persons who may sign checks drawn on any particular account or accounts of the corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

46. Fiscal Year. The Board of Directors shall have the power to fix and from time to time change the fiscal year of the corporation. In the absence of an action by the Board of Directors, the fiscal year of the corporation shall end each year on the date on which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

Exhibit C-10

47. Directors’ Annual Statement. The Board of Directors may present at each annual meeting of the stockholders, and when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Books and Records

48. Books, Accounts and Records. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time determine. The Board of Directors shall determine whether, to what extent, and the conditions upon which the books, accounts and records of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books, accounts or records of the corporation, except as conferred by law, vote of the stockholders, or resolution of the directors.

Notices

49. Provisions. Whenever the provisions of the Statutes of the State of Delaware, the Certificate of Incorporation or these Bylaws require notice to be given to any director, officer or stockholder, they shall not be construed to require actual personal notice. Notice by first class mail may be given in writing by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to such director, officer or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice. If notice be given by telegraph, such notice shall be deemed to be given when the same is delivered to the telegraph company.

50. Waiver. Whenever any notice is required to be given under the provisions of the statutes of the State of Delaware, or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Miscellaneous

51. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or limited to specific instances.

52. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws adopted, in the manner provided in the Certificate of Incorporation.

Exhibit C-11

Exhibit D

CEC ENTERTAINMENT, INC.

1997 NON-STATUTORY STOCK OPTION PLAN

CEC ENTERTAINMENT, INC., a corporation organized and existing under the laws of the state of Kansas (the “Company”), hereby formulates and adopts, with respect to the shares of common stock of the Company (“Common Stock”), a non-statutory stock option plan for certain individuals who are key employees of the Company or its subsidiaries, as follows:

1. Purpose of Plan. The purpose of this 1997 Non-Statutory Option Plan (the “Plan”) is to encourage certain individuals who are key employees to participate in the ownership of the Company, and to provide additional incentive for such individuals to promote the success of its business through sharing in the future growth of such business.

2. Effective Date of the Plan. The provisions of this Plan became effective on August 1, 1997.

3. Administration. This Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company (the “Committee”), which shall be comprised of two (2) or more directors, each of whom shall be “Non-Employee Directors,” as defined in Rule 16b-3(c), promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who are also “Outside Directors,” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and any Treasury Regulations that may be promulgated thereunder. The Committee shall have full power and authority to construe, interpret and administer this Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of this Plan, the Committee shall have the authority to select the individuals to whom options shall be granted, to determine the number of shares subject to each option, to determine the time or times when options will be granted, to determine the option price of the shares subject to each option, to determine the time when each option may be exercised, to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Committee shall be final, conclusive and binding upon all persons.

4. Eligibility. Options to purchase shares of Common Stock shall be granted under this Plan only to those individuals selected by the Committee from time to time who, in the sole discretion of the Committee, are key employees of the Company or its subsidiaries at the time of the grant and who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company or its subsidiaries.

5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Common Stock. Subject to any adjustments made pursuant to the provisions of Section 12, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 6,787,500. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such options shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Common Stock or any treasury shares of Common Stock held by the Company.

6. Option Certificate or Contract. Each option granted under this Plan shall be evidenced by either a certificate or a non-statutory stock option contract which shall be signed by an officer of the Company, and by the individual to whom the option is granted (the “Optionee”) in the event a contract has been issued. The terms of said contract shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The grant of an option under this Plan shall be deemed to occur on the date on which the certificate or contract evidencing such option is executed by the Company, and every Optionee shall be bound by the terms and restrictions of this Plan and such certificate or contract.

7. Option Price. The price at which shares of Common Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee, but in no event shall the price be less than 100

Exhibit D-1

percent (100%) of the fair market value of such shares on the date that the option is granted. The fair market value of shares of Common Stock for purposes of this Plan shall be determined by the Committee, in it sole discretion.

8. Period and Exercise of Option.

(a) Period—Subject to the provisions of Section 9 and 10 hereof with respect to the death or termination of employment of an Optionee, the period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted, provided that such period shall expire no later than seven (7) years from the date on which the option is granted (the “Grant Date”).

(b) Employment—The option may not be exercised to any extent until the Optionee has been continuously, for a period of at least one (1) year after the Grant Date, employed by the Company or a subsidiary of the Company.

(c) Exercise—Any option granted under this Plan may be exercised by the Optionee only by delivering to the Company, or its agent, written or verbal notice, as may be specified by the Company from time to time, of the number of shares with respect to which he or she is exercising his or her option right, paying in full the option price of the purchased shares, and furnishing to the Company, or its agent, a representation in writing signed by the Optionee that he or she is familiar with the business and financial condition of the Company, is purchasing the shares of stock in good faith for himself or herself for investment purposes and not with a view towards the sale or distribution thereof, and will not effect any sale in violation of any laws or regulations of the United States or any state. Subject to the limitations of this Plan and the terms and conditions of the respective stock option certificate or contract, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such stock option certificate or contract.

(d) Payment for Shares—Payment for shares of Common Stock purchased pursuant to an option granted under this Plan may be made in either cash or in shares of Common Stock.

(e) Delivery of Certificates—As soon as practicable after receipt by the Company of the notice and representation described in Subsection (c), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates, or book entry with the Company’s transfer agent, representing such shares of stock shall be registered in the name of the Optionee and any such certificate(s) shall be delivered to the Optionee. However, no certificate or book entry for fractional shares of stock shall be issued or recorded by the Company notwithstanding any request therefor. Neither any Optionee, nor the legal representative, legatee or distributee of any Optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates, or book entry with the Company’s transfer agent, for such shares have been issued or recorded, respectively. All stock certificates issued upon the exercise of any options granted pursuant to this Plan may bear such legend as the Committee shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.

(f) Withholding—The Company shall have the right to deduct any sums that the Committee reasonably determines that Federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company may require as a condition to issuing shares of Common Stock upon exercise of the option that the Optionee or other person exercising the option pay any sums that Federal, state or local tax law required to be withheld with respect to the exercise. The Company shall not be obligated to advise any Optionee of the existence of the tax or the amount which the Company will be so required to withhold. Upon exercise of an option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Common Stock withheld (“Share Withholding”) by the Company from the shares otherwise to be received; provided, however, that if the Optionee is subject to the provisions of Section 16 under the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3(e) promulgated under the Exchange Act. The number of shares so withheld should have an aggregate fair market value (as determined in accordance with the terms of this Plan) on the date of exercise sufficient to satisfy the applicable withholding taxes.

9. Termination of Employment. If an Optionee shall cease to be an employee of the Company or subsidiary of the Company for any reason other than death after he or she shall have served in such capacity continuously for at lease one (1) year from the Grant Date, he or she may, but only within thirty (30) days next succeeding such cessation, exercise his or her option to the extent that he or she was entitled to exercise it at the date of such cessation.

Exhibit D-2

Nothing in this Plan or any stock option certificate or contract shall be construed as an obligation on the part of the Company or of any of its subsidiary corporations to continue the Optionee as an employee.

10. Death of Optionee. In the event of the death of an Optionee while serving as an employee of the Company or its subsidiary, any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such Optionee’s rights under the option pass by operation of the Optionee’s will or the laws of descent and distribution, at any time within a period of six (6) months following the death of the Optionee (even though such period is later than the expiration date of the option as specified in Section 8(a) and in the respective stock option certificate or contract). Such option shall be exercisable even though the Optionee’s death occurs before he or she has continuously served as an employee of the Company or its subsidiary for a period of one (1) year after the date of grant.

11. Transferability of Options. An option certificate or contract may permit an Optionee to transfer his or her options to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners if (i) the certificate or contract setting forth such options expressly provides that the options may be transferred, (ii) the Optionee obtains the prior written consent of the Committee for such transfer, and (iii) the Optionee does not receive any consideration in any form whatsoever for said transfer. Any options so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said option immediately prior to the transfer thereof. Any option not (i) granted pursuant to any certificate or contract expressly allowing the transfer of said option or (ii) amended expressly to permit its transfer shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and such option shall be exercisable during the Optionee’s lifetime only by the Optionee. “Immediate Family” means the children, grandchildren or spouse of the Optionee.

12. Adjustments upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, and the Company continues thereafter as the surviving entity, then the number of shares of Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Common Stock may be purchased pursuant to an option granted under this Plan shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

13. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after July 31, 2007, on which date this Plan shall expire except as to options then outstanding under this Plan, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date, amend, modify or terminate this Plan; provided, however, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to holders of options under the Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any Optionee under any then outstanding option granted hereunder without the consent of such Optionee.

14. Grant of New Option and Repricing. An option may be granted under this Plan which may be conditioned upon the termination of a non-statutory stock option certificate or contract previously granted to the Optionee which has not yet been terminated or been exercised; provided, however, (a) the price for which shares of Common Stock may be purchased under the new option may not be less than the price of shares of Common Stock that were subject to purchase under the terminated option unless the shareholders of the Company approve the issuance at a lower price, and (b) the Committee may not, without prior shareholder approval, re-price underwater stock options by either lowering the exercise price of outstanding options or canceling outstanding options and granting new replacement options with a lower exercise price.

15. Change of Control. If while unexercised options remain outstanding under this Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding Section 8(b) hereof or any other provision in this Plan or option certificate or contract to the contrary. For purposes of this Plan, a “Change of Control” shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the Company is not the surviving entity (other than

Exhibit D-3

a merger of the Company with or into a wholly owned subsidiary of the Company), or (ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation; or (B) on the date in which public announcement is made that the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is being acquired by a “person” within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen (18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company’s Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company’s Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this Section 15.

The Committee shall have the right, at the time of grant or subsequently, in its sole discretion, to establish conditions under which a specific employee may cease to be a full-time employee of the Company or any of its subsidiaries but not be deemed to have terminated his or her employment with the Company or any of its subsidiaries for purposes of this Plan, including but not limited to conditions involving part-time employment or consulting services. Unless otherwise specifically provided for in an employee’s stock option certificate or contract or in an amendment or supplement thereto, an employee’s employment with the Company or any of its subsidiaries shall be deemed to terminate when he or she ceases to be a full-time employee of the Company or any of its subsidiaries.

In the event of a merger, consolidation, reorganization or recapitalization of the Company, the Committee shall have the right to accelerate the vesting schedule with respect to all or any portion of the shares of Common Stock granted to any or all of the employees under this Plan, if and to the extent it deems appropriate in its sole discretion.

16. Restrictions Applicable to Executive Officers. The provisions of this Section 16 shall apply only to those executive officers whose compensation is required to be reported in the Company’s proxy statement pursuant to Item 402(a)(3)(i) (or any successor thereto) and of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act (“Executive Officers”). In the event of any inconsistencies between this Section 16 and the other provisions of this Plan, as they pertain Executive Officers, the provisions of this Section shall control.

No amendment of this Plan with respect to any Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Executive Officer pursuant to this Plan or (ii) modify the requirements as to the Executive Officer’s eligibility for participation in this Plan, unless the Company’s shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Committee shall amend this Section 16 and such other provisions as it deems appropriate, to cause amounts payable to certain Executive Officers to satisfy the requirements of Section 162(m) (or any successor thereto) and the Treasury Regulations that may be promulgated thereunder.

The maximum number of shares of Common Stock with respect to which options may be granted hereunder to any Executive Officer during any calendar year may not exceed two hundred and fifty thousand (250,000) shares, subject to any adjustments made pursuant to the provisions of Section 12.

Exhibit D-4

PROXY

CEC ENTERTAINMENT, INC.

4441 West Airport Freeway

Irving, Texas 75062

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alice Winters, Mark A. Flores and Gene F. Cramm, and each of them as proxies, with full power of substitution and revocation, and appoints them to represent and vote, as designated on the reverse side, all of the shares of Common Stock or Preferred Stock of CEC Entertainment, Inc. Which the undersigned is entitled to vote at the annual meeting of stockholders of CEC Entertainment, Inc. to be held on May 29, 2003, or at any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS Nominees: Richard M. Frank, Tim T. Morris, and Louis P.Neeb.		2, Proposal to change the company’s state of incorporation from Kansas to Delaware.	FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐	3. Proposal to amend the 1997 Non-Statutory Stock Option Plan by adding shares thereto.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐
For all nominees except as noted above.

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. (Please make any address corrections at left.)

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature: Date:		Signature: Date: